EXHIBIT 10.1

CREDIT AGREEMENT
Dated as of October 6, 2020

among

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
as the Borrower

ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
as a Guarantor

CITIBANK, N.A.,
as Administrative Agent
and
The Other Lenders Party Hereto

CITIBANK, N.A.,
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA,
RBC CAPITAL MARKETS1,
THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
and
U.S. BANK NATIONAL ASSOCIATION
as Joint Lead Arrangers

and

CITIBANK, N.A.,
BOFA SECURITIES, INC.,
JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA,
and
RBC CAPITAL MARKETS
as Joint Bookrunners

and

1 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

BANK OF AMERICA, N.A.,
JPMORGAN CHASE BANK, N.A.,
GOLDMAN SACHS BANK USA,
and
ROYAL BANK OF CANADA
as Co-Syndication Agents

and

THE BANK OF NOVA SCOTIA,
MIZUHO BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
U.S. BANK NATIONAL ASSOCIATION,
BANK OF THE WEST,
BARCLAYS BANK PLC,
CAPITAL ONE, N.A.,
BBVA USA,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
PNC BANK, NATIONAL ASSOCIATION,
REGIONS BANK,
TD BANK, N.A.,
and
TRUIST BANK
as Co-Documentation Agents

TABLE OF CONTENTS

SCHEDULES

2.01        Revolving Commitments, Applicable Percentages and Letter of Credit Sublimits
2.02        Foreign Currency Lenders; Fronting Commitments
10.02        Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A    Committed Loan Notice
B    [Reserved]
C    Revolving Note
D    Compliance Certificate
E    Assignment and Assumption
F    Joinder Agreement
G    Lender Joinder Agreement
H-1    Bid Request
H-2    Competitive Bid
I    U.S. Tax Compliance Certificates

CREDIT AGREEMENT
This CREDIT AGREEMENT is entered into as of October 6, 2020, among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”); Alexandria Real Estate Equities, L.P., a Delaware limited partnership (the “Operating Partnership”); the other guarantors (if any) that from time to time become party hereto pursuant to Section 11.08 (collectively, together with the Operating Partnership, the “Guarantors”); each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”); each L/C Issuer (as defined herein) from time to time party hereto; and Citibank, N.A., as Administrative Agent.
RECITALS
WHEREAS, the Borrower and the Operating Partnership have requested that the Lenders provide a senior unsecured revolving credit facility in the initial principal amount of $3.0 billion pursuant to the terms and conditions set forth herein; and
WHEREAS, the Lenders are willing to provide such senior unsecured revolving credit facility on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth herein and other good and valuable consideration, the receipt and sufficiency which is hereby acknowledged, the parties agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.
“Absolute Rate Loan” means a Bid Loan that bears interest at a rate determined with reference to an Absolute Rate.
“Adjusted EBITDA” means, for any period of determination and without duplication, an amount equal to (a) EBITDA of the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, minus (b) the Capital Improvement Reserve for the Real Property of the Borrower and its Subsidiaries, minus (c) (without duplication to the extent already deducted in the calculation of EBITDA) any Minority Interest’s share of the EBITDA of the Borrower and its Subsidiaries for such period.
“Adjusted Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to Interest Expense of such Person less any financing fees to the extent amortized and any amortization thereof (including fees payable under a Swap Contract), prepayment penalties, cost or expense associated with the early extinguishment of Indebtedness or deferred financing costs.
“Adjusted NOI” means, for any period and with respect to a Revenue-Producing Property, an amount equal to (a) NOI of that Revenue-Producing Property, minus (b) the Capital Improvement Reserve for such Revenue-Producing Property, minus (c) any Minority Interest’s share of the NOI of that Revenue-Producing Property; provided that for purposes of calculating Adjusted NOI, any Revenue-Producing Property that has a negative Adjusted NOI for the period shall be deemed to have an Adjusted NOI of zero.
“Adjusted Tangible Assets” means, as of any date of determination, without duplication, an amount equal to (a) Total Assets of the Borrower and its Subsidiaries as of that date, minus (b) Intangible Assets of the Borrower and its Subsidiaries as of that date, minus (c) any Minority Interest’s share of Total Assets as of that date plus (d) any Minority Interest’s share of Intangible Assets as of that date; provided that (i) not more than 35% of Adjusted Tangible Assets at any time may come from Development Properties, with any excess over the foregoing limit being excluded from the determination of Adjusted Tangible Assets and (ii) not more than 15% of Adjusted Tangible Assets at any time may come from Other Investments, with any excess over the foregoing limit being excluded from the determination of Adjusted Tangible Assets.
“Adjusted Total Indebtedness” means, as of any date of determination, without duplication, an amount equal to (a) the aggregate Total Indebtedness of the Borrower and its Subsidiaries as of such date of determination, minus (b) Excluded

Indebtedness; provided, in no event shall such Excluded Indebtedness exceed an amount equal to (i) cash and Cash Equivalents of the Borrower and its Subsidiaries that are not subject to pledge, lien or control agreement (excluding statutory liens or rights of set-off in favor of any depositary bank or institution where such cash or Cash Equivalents are maintained) minus (ii) $20,000,000 (it being agreed that Excluded Indebtedness shall in no event be deemed a negative number); provided further that Adjusted Total Indebtedness shall not include any Discharged Indebtedness.
“Administrative Agent” means Citibank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning set forth in Section 10.02(c).
“Aggregate Revolving Commitments” means all Revolving Commitments of the Revolving Lenders. As of the Closing Date, the Aggregate Revolving Commitments are equal to $3,000,000,000.
“Agreement” means this Credit Agreement, as it may be amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time.
“Alternative Currency” means each of Euro, Sterling, Yen, Canadian Dollars, Australian Dollars and each other currency (other than Dollars) that is approved in accordance with Section 1.05.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency Fronting Lender” means any of Citibank, Bank of America, JPM, GS and Royal Bank or any other Revolving Lender designated by the Borrower and the Administrative Agent (such designation shall be consented to by such Revolving Lender) in its capacity as an Alternative Currency Funding Lender for Revolving Loans denominated in an Alternative Currency in which any Alternative Currency Participating Lender purchases Alternative Currency Risk Participations and in which Citibank, Bank of America, JPM, GS or Royal Bank (or such other appointed Revolving Lender), as the case may be, advances to the Borrower the amount of all such Alternative Currency Participating Lenders’ respective Applicable Percentages of such Revolving Loans in accordance with Sections 2.02(b) and 2.02(f).
“Alternative Currency Funding Applicable Percentage” means, with respect to any Revolving Loan denominated in an Alternative Currency, (a) for each Alternative Currency Funding Lender other than the applicable Alternative Currency Fronting Lender, its Applicable Percentage, and (b) for the applicable Alternative Currency Fronting Lender, the sum of (i) the Applicable Percentage of such Alternative Currency Fronting Lender and (ii) the sum of the respective Applicable Percentages of the Alternative Currency Participating Lenders.
“Alternative Currency Funding Lender” means, with respect to each Revolving Loan denominated in an Alternative Currency, each Revolving Lender other than an Alternative Currency Participating Lender with respect to such Alternative Currency.
“Alternative Currency Loan Credit Exposure” means, with respect to any Revolving Loan denominated in an Alternative Currency, (a) for each Alternative Currency Funding Lender other than the applicable Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced by such Alternative Currency Funding Lender, (b) for the applicable Alternative Currency Fronting Lender, the aggregate outstanding principal amount of its Alternative Currency Funding Applicable Percentage thereof advanced thereby, net of all Alternative Currency Risk Participations purchased or funded, as applicable, therein, and (c) for each Alternative Currency Participating Lender, the aggregate outstanding principal amount of all Alternative Currency Risk Participations purchased or funded, as applicable, by such Alternative Currency Participating Lender in such Revolving Loan.
“Alternative Currency Participant’s Share” means, for any Alternative Currency Participating Lender in respect of a Revolving Loan denominated in an Alternative Currency, a fraction (expressed as a percentage), the numerator of which is such Alternative Currency Participating Lender’s Applicable Percentage and the denominator of which is the sum of (i) the Applicable Percentage of the applicable Alternative Currency Fronting Lender in respect of such Revolving Loan and (ii) the sum of the respective Applicable Percentages of all of the Alternative Currency Participating Lenders in respect of such Revolving Loan.
“Alternative Currency Participating Lender” means, with respect to each Revolving Loan denominated in an Alternative Currency, any Revolving Lender that has given notice to the Administrative Agent and the Borrower that it is unable to fund in the applicable Alternative Currency, unless and until such Revolving Lender delivers to the Administrative Agent and the Borrower a written notice pursuant to Section 2.02(f)(ix) requesting that such Revolving Lender’s designation be changed to an Alternative Currency Funding Lender with respect to such Alternative Currency.
“Alternative Currency Participation Payment Date” has the meaning specified in Section 2.02(f)(iii).
“Alternative Currency Risk Participation” means, with respect to each Revolving Loan denominated in an Alternative Currency advanced by an Alternative Currency Fronting Lender, the risk participation purchased by each of the Alternative Currency Participating Lenders in such Revolving Loan in an amount determined in accordance with such Alternative Currency Participating Lender’s Applicable Percentage of such Revolving Loan, as provided in Section 2.02(f).
“Alternative Currency Sublimit” means an amount equal to 25% of the Aggregate Revolving Commitments. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“AML Laws” means all laws, rules and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to money laundering.
“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Revolving Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Revolving Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption or Lender Joinder Agreement pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, from time to time, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Rating	Eurocurrency Rate/LIBOR Daily Floating Rate Applicable Margin	Base Rate Applicable Margin	Facility Fee
1	> A / A2	0.750%	0.000%	0.100%
2	A- / A3	0.775%	0.000%	0.125%
3	BBB+ / Baal	0.825%	0.000%	0.150%
4	BBB / Baa2	0.900%	0.000%	0.200%
5	BBB- / Baa3	1.100%	0.100%	0.250%
6	< BBB- / Baa3 or Unrated	1.450%	0.450%	0.300%

Initially, the Applicable Rate shall be set at Pricing Level 3 above. Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the day immediately preceding the effective date of the next such change. If at any time the Borrower has only two (2) Debt Ratings, and such Debt Ratings are not equivalent, then the Applicable Rate shall be determined based on the higher of the applicable Debt Ratings. If at any time the Borrower has three (3) Debt Ratings, and such Debt Ratings are not equivalent, then (A) if the difference between the highest and the lowest such Debt Ratings is one ratings category (e.g. Baa2 by Moody’s and BBB- by S&P or Fitch), the Applicable Rate shall be determined based on the highest of the Debt Ratings and (B) if the difference between such Debt Ratings is two ratings categories (e.g., Baa1 by Moody’s and BBB- by S&P or Fitch) or more, the Applicable Rate shall be determined based on the average of the two (2) highest Debt Ratings, provided that if such average is not a recognized rating category (i.e., the difference between the Debt Ratings is an even number of ratings categories), then the Applicable Rate shall be determined based on the lower of the two (2) highest Debt Ratings. If at any time the Borrower has only one (1) Debt Rating from Fitch or no Debt Ratings, then the Applicable Rate and Facility Fee Rate shall be determined based on Pricing Level 6 above.
Notwithstanding the foregoing, if at the end of any fiscal year the Borrower meets the Sustainability Metric Percentage for such fiscal year, then from and after the date the Borrower provides to the Administrative Agent notice in a Compliance Certificate that the Sustainability Metric Percentage for such fiscal year was satisfied the Applicable Rate shall decrease by one basis point (but not to below zero percent per annum) from the Applicable Rate that would otherwise be applicable; provided that on each annual anniversary of such change to the Applicable Rate, the Applicable Rate shall revert to the original grid set forth above unless and until the Borrower notifies the Administrative Agent that the Sustainability Metric Percentage for the preceding fiscal year has been satisfied.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, and communicated in writing to the Borrower to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appraised Value” means, as of any date of determination, without duplication, with respect to any Real Property, the appraised value (if any) thereof based on its unimproved as-is basis determined pursuant to an appraisal prepared by an M.A.I. certified appraisal and otherwise reasonably satisfactory to Administrative Agent (it being understood and agreed that in no event shall the Borrower (or any applicable Subsidiary) be required to deliver updated appraisals more frequently than once during any 24-month period).
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means, collectively, the Joint Lead Arrangers and Citibank, BofA Securities, JPM, GS and RBC Capital Markets2 in their respective capacities as joint bookrunners.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, in respect of any Capital Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Australian Dollars” means the lawful currency of Australia.
2 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Revolving Commitment Termination Date, (b) the date of termination in full of the Revolving Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Lender to make Revolving Loans and of the obligation of each L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009(as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Base Qualifications” means, for any Real Property, the following criteria:
(a)to the best of the Borrower’s knowledge and belief, such Real Property does not have any title, survey, environmental or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such Real Property (it being understood and agreed that construction and redevelopment in the ordinary course do not constitute a material adverse effect on the value, use of or ability to sell or refinance such Real Property);
(b)such Real Property is Unencumbered;
(c)such Real Property is either (i) owned in fee simple absolute (or, in the case of Qualified Development Assets and Qualified Revenue-Producing Properties, through ownership of a condominium unit) or (ii) occupied by means of a leasehold interest or similar arrangement providing the right to occupy Real Property pursuant to a Mortgageable Ground Lease;
(d)such Real Property is owned or leased by (i) the Borrower, (ii) a Guarantor or (iii) a Subsidiary of the Borrower (other than an Obligor Subsidiary); and
(e)such Real Property is located in the United States, Canada, Scotland, the United Kingdom, Germany, Austria, France, Switzerland, the Netherlands, Belgium, Sweden, Denmark, Norway, Finland, Ireland or Japan.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Citibank as its “base rate,” and (c) the Eurocurrency Rate plus 1.00% per annum; provided, however, that in no circumstance shall the Base Rate be less than 0% per annum. The “base” rate” is a rate set by Citibank based upon various factors including Citibank’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such base rate announced by Citibank shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Committed Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Bid Borrowing” means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.04A.
“Bid Loan” has the meaning specified in Section 2.04A(a).
“Bid Loan Lender” means, in respect of any Bid Loan, the Lender making such Bid Loan to the Borrower.
“Bid Loan Sublimit” means an amount equal to the lesser of (i) (a) the Aggregate Revolving Commitments minus (b) the aggregate Outstanding Amount of the Revolving Loans, minus (c) the Outstanding Amount of all L/C Obligations and (ii) 50% of the Aggregate Revolving Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Revolving Commitments.
“Bid Request” means a written request for one or more Bid Loans substantially in the form of Exhibit H-1.
“BofA Securities” means BofA Securities, Inc. and its successors.
“Borrower” has the meaning set forth in the introductory paragraph hereof.
“Borrower Materials” has the meaning set forth in Section 6.02.
“Borrowing” means a Committed Borrowing or a Bid Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency; and
(e)    if such day relates to any interest rate settings as to a LIBOR Floating Rate Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Floating Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Floating Rate Loan, means any such day that is also a LIBOR Business Day.
“Canadian Dollars” and “C$” mean the lawful currency of Canada.
“Capital Improvement Reserve” means, with respect to any Real Property now or hereafter owned by the Borrower or its Subsidiaries, an amount equal to twenty cents ($.20) multiplied by the Net Rentable Area of the Real Property.

“Capital Lease Obligations” means, subject in all respects to the last sentence of Section 1.03(b), all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.
“Capitalization Rate” means 6.00%.
“Cash” means money, currency or a credit balance in any demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of an L/C Issuer or the Lenders, as collateral for L/C Obligations or obligations of the Lenders to fund participations in respect thereof, cash or deposit account balances or, if the Administrative Agent or such L/C Issuer shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent or such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means:
(a)securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than one year from the date of acquisition;
(b)certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers’ acceptances, having in each case a term of not more than one year, issued by the Administrative Agent or any Lender, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated (at the time of acquisition thereof) at least A-1 by S&P and P-1 by Moody’s;
(c)demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;
(d)commercial paper of an issuer rated (at the time of acquisition thereof) at least A-2 by S&P or P-2 by Moody’s and in either case having a term of not more than one year; and
(e)money market mutual or similar funds that invest primarily in assets satisfying the requirements of clauses (a) through (d) of this definition.
“Cash Interest Expense” means Adjusted Interest Expense of a Person that is paid or currently payable in Cash.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation, guideline, decision, directive or treaty, (b) any change in any law, rule, regulation, directive, guideline, decision, or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline, law, rule, treaty or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, and directives in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted or issued and (ii) any event or occurrence described in Section 3.07(a) shall not itself constitute a “Change in Law”.
“Change of Control” means any transaction or series of related transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d 3(a)(l) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 40% or more of the outstanding voting Common Stock.
“Citibank” means Citibank, N.A., and its successors.

“Closing Date” means October 6, 2020, which is the first date all the conditions precedent in Section 4.01 have been satisfied or waived in accordance with Section 10.01.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means any Revolving Commitment.
“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.
“Committed Loan” means a Revolving Loan.
“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to another, or (c) a continuation of Eurocurrency Rate Committed Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Common Stock” means the common stock of the Borrower.
“Competitive Bid” means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit H-2, duly completed and signed by a Lender.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Confidential Information” means (a) all of the terms, covenants, conditions or agreements set forth in any letters of intent or in this Agreement or any amendments hereto and any related agreements of whatever nature, (b) the information and reports provided in compliance with the terms of this Agreement, (c) any and all information provided, disclosed or otherwise made available to the Administrative Agent and the Lenders including, without limitation, any and all plans, maps, studies (including market studies), reports or other data, operating expense information, as-built plans, specifications, site plans, drawings, notes, analyses, compilations, or other documents or materials relating to the properties or their condition or use, whether prepared by the Borrower or others, which use, or reflect, or that are based on, derived from, or are in any way related to the foregoing, and (d) any and all other information of the Borrower or any of its Subsidiaries that the Administrative Agent or any Lender may have access to including, without limitation, ideas, samples, media, techniques, sketches, specifications, designs, plans, forecasts, financial information, technical information, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, financial models and databases, software programs, software source documents, manuals, documents, properties, names of tenants or potential tenants, vendors, suppliers, distributors and consultants, and formulae related to the current, future, and proposed products and services of the Borrower or any of its Subsidiaries or tenants or potential tenants (including, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, procurement requirements, purchasing, manufacturing, customer lists, investors, employees, clients, business and contractual relationships, business forecasts, and sales and marketing plans). Confidential Information may be disclosed or accessible to the Administrative Agent and the Lenders as embodied within tangible material (such as documents, drawings, pictures, graphics, software, hardware, graphs, charts, or disks), orally, or visually.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Entity” means, as of any date of determination, any entity whose financial results are consolidated with those of the Borrower in accordance with GAAP.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Credit Party” means the Borrower or any Guarantor and “Credit Parties” means collectively, the Borrower and the Guarantors.
“Debt Rating” means, as of any date of determination, the rating as determined by any Rating Agency of the Borrower’s non-credit enhanced senior unsecured long-term debt.
“Debt Service” means, for any period with respect to a Person’s Indebtedness, the sum of all Interest Charges and regularly scheduled principal payments due and payable during such period (excluding (i) any balloon payments due upon maturity of the Indebtedness, refinancing of the Indebtedness or repayments thereof in connection with asset sales and (ii) any payments with respect to Discharged Indebtedness); provided that Debt Service shall not include any Minority Interest’s share of any of the foregoing. Debt Service shall include the portion of rent payable by a Person during such period under Capital Lease Obligations that should be treated as principal in accordance with GAAP but shall exclude Interest Charges related to committed construction loans.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurocurrency Rate Committed Loans plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or an L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, each L/C Issuer and each other Lender (including such Defaulting Lender) promptly following such determination.

“Departing Lender” has the meaning set forth in Section 10.13.
“Designated Jurisdiction” means any country, region or territory to the extent that such country, region or territory itself is the subject of any Sanction.
“Development Investments” means, as of any date of determination, direct or indirect investments in Real Property which, as of such date, is the subject of ground-up development to be used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities); provided, that, such Real Property or any portion thereof will only constitute a Development Investment from the date construction has commenced thereon until the date on which the Real Property and applicable improvements receive a final certificate of occupancy or equivalent certification allowing legal occupancy for its intended purpose.
“Development Properties” means (A) Development Investments (the amount of such Investment shall be an amount equal to the aggregate costs incurred in connection therewith), (B) undeveloped land without improvements, and (C) any other Real Properties, other than improved real estate properties used principally for office, manufacturing, warehouse, research, laboratory, health sciences or technology purposes (and appurtenant amenities). In determining Adjusted Tangible Assets on any date, the contribution to Adjusted Tangible Assets from Development Properties that are not owned 100%, directly or indirectly, by the Borrower or any of its Subsidiaries, shall be the book value of such Development Properties adjusted by multiplying same by the Borrower’s or such Subsidiaries’ interest therein as of the last day of the fiscal quarter of the Borrower ending on or most recently prior to such date.
“Discharged Indebtedness” means Indebtedness that has been defeased (pursuant to a contractual or legal defeasance) or discharged in accordance with the terms of the agreement or indenture governing such Indebtedness pursuant to the prepayment or deposit of all amounts sufficient to satisfy such Indebtedness as it becomes due or irrevocably called for redemption (and regardless of whether such Indebtedness constitutes a liability on the balance sheet of the obligors thereof) and the satisfaction of any other conditions to such defeasance, discharge or redemption set forth in such agreement or indenture; provided, however, that such Indebtedness shall be deemed to be Discharged Indebtedness if the payment or deposit of all amounts required for defeasance or discharge or redemption thereof have been made even if certain conditions thereto have not been satisfied, so long as such conditions are reasonably expected to be satisfied, and are so satisfied, within 91 days after such prepayment or deposit.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and dispositions due to casualty or condemnation) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Division” and “Divide” each refer to a division of a limited liability company into two or more newly formed or existing limited liability companies pursuant to a plan of division or otherwise.
“Documentation Agents” means The Bank of Nova Scotia, Mizuho Bank, LTD., Sumitomo Mitsui Banking Corporation, U.S. Bank National Association, Bank of the West, Barclays Bank PLC, Capital One, N.A., BBVA USA, Fifth Third Bank, National Association, PNC Bank, National Association, Regions Bank, TD Bank, N.A., and Truist Bank, each in its capacity as co-documentation agent.
“Dollar” and “$”mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.
“EBITDA” means, with respect to any Person (or any asset of a Person) for any fiscal period and without double counting, the sum of (a) the Net Income of such Person (or attributable to assets of the Person) for that period, plus (b) the following to the extent deducted in calculating Net Income of such Person (or attributable to assets of such Person) (i) any non-recurring loss (including non-recurring realized losses on non-real estate investments), plus (ii) Interest Expense for that period, plus (iii) the aggregate amount of federal and state taxes on or measured by income of such Person for that period (whether or not payable during that period), plus (iv) depreciation, amortization and all other non-cash expenses (including non-cash compensation and any write-down pursuant to GAAP) of such Person for that period, in each case as determined in accordance with GAAP, plus (v) transaction costs, fees and expenses in connection with any capital markets offering, debt financing or amendment thereto, redemption or exchange of Indebtedness, Disposition, merger or acquisition (in each case, whether or not consummated), plus (vi) severance and restructuring charges plus (vii) charges related to the early extinguishment of Indebtedness minus (c) any non-operating, non-recurring gain to the extent included in calculating Net Income of such Person (or attributable to assets of such Person).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person) approved by (i) the Administrative Agent, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval under clauses (i) and (ii) not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or Subsidiaries.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions governing pollution and the protection of the environment or the release of any Hazardous Materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement by the Borrower or any of its Subsidiaries pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interest” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan or Multiemployer Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the determination that any Pension Plan or Multiemployer Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA to the extent that such determination could reasonably be expected to give rise to a Material Adverse Effect; or (h) the imposition of any material liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“Escrow Agreement” means the Escrow Agreement, dated as of September 25, 2020, among the Credit Parties, the Lenders, the Administrative Agent and Shearman & Sterling LLP, as escrow agent thereunder.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.
“Eurocurrency Margin Bid Loan” means a Bid Loan that bears interest at a rate based upon the Eurocurrency Rate.
“Eurocurrency Rate” means:
(a)    with respect to any Credit Extension:
(i)    denominated in Dollars, Sterling, Euro or Yen, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time and reasonably acceptable to the Borrower) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period;
(ii)    denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (or, if the Administrative Agent reasonably determines that the Canadian Dealer Offered Rate is temporarily unavailable for any reason, a comparable or successor rate which is reasonably approved by the Administrative Agent in consultation with the Borrower) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time and reasonably acceptable to the Borrower) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to the applicable Interest Period;
(iii)    denominated in Australian Dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (or, if the Administrative Agent reasonably determines that the Bank Bill Swap Reference Bid Rate is temporarily unavailable for any reason, a comparable or successor rate which is reasonably approved by the Administrative Agent in consultation with the Borrower) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time and reasonably acceptable to the Borrower) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to the applicable Interest Period;
(iv)    denominated in a Non-LIBOR Quoted Currency (other than Canadian Dollars or Australian Dollars), the rate designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent, the applicable Lenders and the applicable Alternative Currency Fronting Lenders pursuant to Section 1.05(a); and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits being delivered with a term of one month commencing that day;

provided that to the extent a comparable or successor rate is reasonably approved by the Administrative Agent in consultation with the Borrower as contemplated above as a result of the unavailability of any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. In no circumstance shall the Eurocurrency Rate be less than 0% per annum.
“Eurocurrency Rate Committed Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.”
“Eurocurrency Rate Loan” means a Eurocurrency Rate Committed Loan or a Eurocurrency Margin Bid Loan.
“Event of Default” has the meaning set forth in Section 8.01.
“Excluded Indebtedness” means, as of any date of determination, the aggregate principal amount of any Indebtedness of the Borrower and its Subsidiaries included in the definition of Total Indebtedness, as of such date of determination, either (a) which by its terms matures within twenty-four (24) months after such date of determination or (b) as to which the Borrower or any Subsidiary has the right to convert or any holder of such Indebtedness has the right to put or convert such Indebtedness within twenty-four (24) months after such date of determination.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) Taxes imposed on or measured by net income (or any Person whose net income is measured with reference to it) (however denominated), franchise Taxes, and branch profits Taxes in each case (i) imposed on it by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located, or in which it is doing business, or in the case of any Lender, in which its applicable Lending Office is located or (ii) that are Other Connection Taxes, (b) other than with respect to an assignee pursuant to a request by the Borrower under Section 10.13, any United States Federal withholding Tax that is imposed on amounts payable to such Person pursuant to a law in effect at the time such Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of its designation of a new Lending Office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.01(a), (c) any Taxes attributable to such Person’s failure or inability to comply with Section 3.01(e) and (d) any United States Federal withholding tax imposed pursuant to FATCA.
“Existing Credit Agreement” means that certain Sixth Amended and Restated Credit Agreement, dated as of September 28, 2018, among the Credit Parties, the lenders party thereto, the letter of credit issuers party thereto, Bank of America, as administrative agent, and the other parties thereto, as amended prior to the date hereof.
“Existing Revolving Commitment Termination Date” has the meaning set forth in Section 2.14(a).
“Exiting Lender” has the meaning set forth in Section 10.26(b).
“Facility Fee” has the meaning set forth in Section 2.09(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing such sections of the Code.
“FCPA” has the meaning set forth in Section 5.19(c).
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Citibank on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, any letter agreement executed and delivered by the Borrower and to which one or more of the Arrangers and/or the Administrative Agent is a party, as the same may be amended from time to time.
“Fitch” means Fitch Ratings, Inc. and any successor thereto.
“Fixed Charge Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) Adjusted EBITDA for the period consisting of that fiscal quarter and the three immediately preceding fiscal quarters by (b) an amount equal to (i) Debt Service of the Borrower and its Subsidiaries for such period, plus (ii) all Preferred Distributions (other than redemptions) of the Borrower and its Subsidiaries during such period.
“Foreign L/C Issuer” means any L/C Issuer that is not a United States person as defined in Section 7701(a)(30) of the Code.
“Foreign Lender” means any Lender that is not a United States person as defined in Section 7701(a)(30) of the Code.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Commitment” means, with respect to any Alternative Currency Fronting Lender, the aggregate Dollar Equivalent amount of Revolving Loans denominated in Alternative Currencies that such Alternative Currency Fronting Lender has agreed to make in which Alternative Currency Participating Lenders purchase Alternative Currency Risk Participations as set forth on Schedule 2.02, as such amount may be adjusted in accordance with Section 10.24.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by such L/C Issuer other than L/C Obligations with respect to Letters of Credit issued by such L/C Issuer as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Funds From Operations” means, with respect to any fiscal period and without double counting, an amount equal to the Net Income (or deficit) of the Borrower and its Subsidiaries for that period computed on a consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that Funds From Operations shall exclude one-time or non-recurring charges (including non-recurring realized losses on non-real estate investments) and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. Funds From Operations shall be reported in accordance with the Nareit Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time, except as otherwise noted herein.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision or instrumentality thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Granting Lender” has the meaning specified in Section 10.06(h).
“GS” means Goldman Sachs Bank USA and its successors.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantors” means the Operating Partnership and, if requested by the Borrower, any other Wholly-Owned Domestic Subsidiary of the Borrower who becomes a Guarantor pursuant to Section 11.08.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated under any Environmental Law.
“Honor Date” is defined in Section 2.03(c)(i).
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with
GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(e)indebtedness (excluding prepaid interest thereon) of another Person secured by a Lien on property owned by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)Capital Lease Obligations; and
(g)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, (i) the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or is otherwise liable for such Indebtedness, except to the extent such Indebtedness is expressly made non-recourse to such Person and (ii) Indebtedness shall not include any Minority Interest’s share of any of the foregoing. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning specified in Section 10.04(b).
“Intangible Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP, that are considered to be intangible assets under GAAP, including customer lists, goodwill, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.
“Interest Charges” means, with respect to any Person (the “Primary Person”) as of the last day of any fiscal period and without double counting, the sum of (a) Cash Interest Expense of such Primary Person, plus (b) all interest currently payable in Cash by such Primary Person which is incurred during that fiscal period and capitalized under GAAP, minus (c) the share of Cash Interest Expense of another Person attributable to such Primary Person’s Minority Interests in such other Person.
“Interest Expense” means, with respect to any Person as of the last day of any fiscal period and without duplication, an amount equal to (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period by such Person to a lender in connection with borrowed money (including any obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered “interest expense” under GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period by such Person under Capital Lease Obligations, minus (or plus, as applicable) (c) amounts received (or paid) by such Person under Swap Contracts plus (d) all other amounts considered to be “interest expense” of such Person under GAAP.
“Interest Payment Date” means the last Business Day of each month.
“Interest Period” means, (a) as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or, in the case of any Eurocurrency Rate Committed Loan, converted to or continued as a Eurocurrency Rate Loan and ending on the date one or three months thereafter, or 7 days, two or six months thereafter (in each case subject to availability) or such other period that is twelve months or less requested by the Borrower and consented to by all applicable Lenders, as selected by the Borrower in its applicable Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 7 days and not more than 180 days as selected by the Borrower in its Bid Request; provided that:
(i)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(iii)no Interest Period shall extend beyond the Revolving Commitment Termination Date.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but reduced by any amounts received in respect of such Investment which constitute capital distributions, principal, sale proceeds or otherwise in respect thereof.
“IP Rights” has the meaning specified in Section 5.16.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to any such Letter of Credit.
“Joinder Agreement” means a joinder agreement substantially in the form attached hereto as Exhibit F.
“Joint Lead Arrangers” means Citibank, N.A., BofA Securities, Inc., JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA, RBC Capital Markets3, The Bank of Nova Scotia, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation and U.S. Bank National Association in their respective capacities as joint lead arrangers.
“JPM” means JPMorgan Chase Bank, N.A. and its successors.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means any of Citibank, Bank of America, JPM, GS and Royal Bank, in each case, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes each Revolving Lender, a Bid Lender, each Alternative Currency Fronting Lender, each Alternative Currency Funding Lender and each Alternative Currency Participating Lender, as applicable.
“Lender Joinder Agreement” means a lender joinder agreement substantially in the form attached hereto as Exhibit G.
“Lender Party” has the meaning set forth in Section 10.07(a).
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
3 RBC Capital Markets is a brand name for the capital markets business of Royal Bank of Canada and its affiliates.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Revolving Commitment Termination Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(h).
“Letter of Credit Subfacility” means, at any time, an amount equal to the lesser of (a) the aggregate amount of the L/C Issuers’ Letter of Credit Sublimits at such time and (b) the Aggregate Revolving Commitments at such time. The Letter of Credit Subfacility is part of, and not in addition to, the Aggregate Revolving Commitments. On the Closing Date, the Letter of Credit Subfacility is $75,000,000.
“Letter of Credit Sublimit” means, as to each L/C Issuer, its agreement as set forth in Section 2.03 to issue, amend and extend Letters of Credit in an aggregate principal amount at any one time outstanding not to exceed (subject to the discretion of such L/C Issuer pursuant to Section 2.03(a)(iii)(A)) the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Letter of Credit Sublimit” or in the Assignment and Assumption or Lender Joinder Agreement or other documentation, which other documentation shall be in form and substance satisfactory to the Administrative Agent and the Borrower, pursuant to which such Lender becomes an L/C Issuer hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Leverage Ratio” means, as of the last day of each fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) Adjusted Total Indebtedness as of such date by (b) (i) Adjusted Tangible Assets as of such date minus (ii) the amount of Excluded Indebtedness deducted in connection with the determination of Adjusted Total Indebtedness as of such date.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“LIBOR Business Day” means any Business Day on which dealings in U.S. dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“LIBOR Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to LIBOR (or, if the Administrative Agent reasonably determines that LIBOR is temporarily unavailable for any reason, a comparable or successor rate which is reasonably approved by the Administrative Agent) as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time), at or about 11:00 a.m., London time, two (2) LIBOR Business Days prior to such day, for U.S. dollar deposits with a term of one (1) month commencing that day; provided that to the extent a comparable or successor rate is approved by the Administrative Agent as contemplated above as a result of the unavailability of LIBOR, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate will be applied in a manner as otherwise reasonably determined by the Administrative Agent. In no circumstance shall the LIBOR Daily Floating Rate be less than 0% per annum.
“LIBOR Floating Rate Loan” means a Committed Loan that bears interest at a rate based on the LIBOR Daily Floating Rate. All LIBOR Floating Rate Loans shall be denominated in Dollars.
“LIBOR Quoted Currency” means each of the following currency: Dollars; Euro; Sterling; and Yen; in each case as long as there is a published LIBOR rate with respect thereto.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“LIBOR Successor Rate” has the meaning specified in Section 3.07.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any technical, administrative or operational changes (including changes to the definitions of Base Rate, Interest Period and Rate Determination Date, timing and frequency of determining rates and making payments of interest, timing of Borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, reasonably decides is appropriate to (i) reflect the adoption of such LIBOR Successor Rate and (ii) permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, determines is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, encumbrance, lien (statutory or other), or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing, other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest).
“Loan” means a Revolving Loan, a Bid Loan and/or an L/C Borrowing, as the context requires.
“Loan Documents” means this Agreement, each Revolving Note, the Escrow Agreement, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, each Fee Letter and any other instrument, document or agreement from time to time delivered by a Credit Party in connection with this Agreement.
“Material Adverse Effect” means a material adverse effect on (a) the validity or enforceability of any Loan Document (other than as a result of any action or inaction of the Administrative Agent or any Lender), (b) the business or financial condition of the Borrower and its Subsidiaries on a consolidated basis or (c) the ability of the Credit Parties to perform the payment and other material Obligations under the Loan Documents.
“Material Unsecured Indebtedness” means outstanding third party unsecured borrowed money Indebtedness (including guaranties thereof), in a principal amount equal to or greater than $25,000,000.
“Maximum Rate” has the meaning set forth in Section 10.09.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of each applicable L/C Issuer with respect to Letters of Credit issued and outstanding at such time, (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Section 2.16(a)(i), (a)(ii) or (a)(iii), an amount equal to 100% of the Outstanding Amount of all L/C Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the applicable L/C Issuer in their sole discretion.

“Minority Interest” means, with respect to any non-Wholly-Owned Subsidiary, direct or indirect, of the Borrower, any ownership interest of a third party in such Subsidiary.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgageable Ground Lease” means on any date of determination, a lease or similar arrangement providing the right to occupy Real Property (a) which is granted by the fee owner of Real Property, (b) which has a remaining term (calculated only once on the Closing Date or the date the Real Property subject to such lease becomes a Qualified Asset Pool Property) of not less than twenty-five (25) years, including extension options exercisable solely at the discretion of the Borrower or any applicable Subsidiary, (c) under which no material default has occurred and is continuing and (d) with respect to which a security interest may be granted (i) without the consent of the lessor or (ii) pursuant to the consent of the lessor, which consent has been granted.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Negative Pledge” means, with respect to a given asset, a Contractual Obligation that contains a covenant binding on the Borrower and its Subsidiaries that prohibits Liens on such asset, other than (a) any such covenant contained in a Contractual Obligation granting or relating to a particular Lien which affects only the property that is the subject of such Lien and (b) any such covenant that does not apply to, or otherwise permits, Liens which may secure the Obligations now or in the future; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Income” means, for any period and for any Person, the net income of the Person for that period, determined in accordance with GAAP; provided that there shall be excluded therefrom (i) the net amount of any real estate gains or losses, (ii) impairments, (iii) unrealized gains and losses on investments otherwise included in Net Income, and (iv) leasing costs that may be required to be expensed pursuant to changes in GAAP that take effect after December 31, 2018 (and that otherwise would have been capitalized in accordance with GAAP as in existence on December 31, 2018).
“Net Rentable Area” means with respect to any Real Property, the floor area of any buildings, structures or improvements available for leasing to tenants (excluding storage lockers and parking spaces) determined in accordance with the Borrower’s or its applicable Subsidiary’s rent roll for such Real Property, the manner of such determination shall be consistently applied for all Real Property, unless otherwise approved by the Administrative Agent.
“NOI” means, with respect to any Revenue-Producing Property and with respect to any fiscal period, the sum of (a) the Net Income of that Revenue-Producing Property for that period, plus (b) Interest Expense of that Revenue-Producing Property for that period, plus (c) the aggregate amount of federal and state taxes on or measured by income of that Revenue-Producing Property for that period (whether or not payable during that period), plus (d) depreciation, amortization and all other non-cash expenses of that Revenue-Producing Property for that period, in each case as determined in accordance with GAAP.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Non-Recourse Debt” means Indebtedness of any Person for which the liability of such Person (except with respect to fraud, Environmental Laws liability, material misrepresentation, misapplication of funds, bankruptcy, prohibited transfers, failure to obtain consent for subordinate financing in violation of the applicable loan documents, misuse or misapplication of insurance proceeds or condemnation awards, existence of hazardous wastes and other exceptions customary in like transactions at the time of the incurrence of such Indebtedness) either is contractually limited to collateral securing such Indebtedness or is so limited by operation of Laws.
“Note(s)” means Revolving Notes, individually or collectively, as appropriate.
“Obligations” means all advances to, and debts, liabilities, obligations of, any Credit Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“Obligor Subsidiary” means any Subsidiary (other than the Operating Partnership) that is not a Guarantor but is obligated with respect to any Material Unsecured Indebtedness.
“Obligor Subsidiary Debt” means third party unsecured borrowed money Indebtedness (including guaranties) of any Obligor Subsidiary.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Partnership” has the meaning set forth in the introductory paragraph.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to the Administrative Agent, any Lender or any L/C Issuer, Taxes imposed as a result of a present or former connection between the Administrative Agent, such Lender or such L/C Issuer and the jurisdiction imposing such Tax (other than connections arising from the Administrative Agent, such Lender or such L/C Issuer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Investments” means Investments other than (a) Development Properties and (b) Investments in Real Property of the Borrower and its Subsidiaries consisting of improved real estate property used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes (and appurtenant amenities). In determining Adjusted Tangible Assets on any date, the contribution to Adjusted Tangible Assets from Other Investments that are not owned 100%, directly or indirectly, by the Borrower or any of its Subsidiaries, shall be the book value of such Other Investments adjusted by multiplying same by the Borrower’s or such Subsidiaries’ interest therein as of the last day of the fiscal quarter of the Borrower ending on or most recently prior to such date.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document; provided, however, that “Other Taxes” shall not include Taxes that are Other Connection Taxes to the extent imposed as a result of any transfer by any Lender or the Administrative Agent of any interest in or under any Loan Document (other than an assignment made pursuant to Section 10.13).
“Outstanding Amount” means (a) with respect to Committed Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts and (c) with respect to Bid Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Bid Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market in accordance with banking industry rules or practices in such offshore interbank market.
“Participant” has the meaning set forth in Section 10.06(d).
“Participant Register” has the meaning set forth in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with EMU Legislation.
“PATRIOT Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) including a multiple employer plan but not including a Multiemployer Plan; that is maintained or is contributed to by the Borrower or its Subsidiaries and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Liens” means:
(a)inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside, to the extent required by GAAP (or deposits made pursuant to applicable Law), and which are not overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;
(b)Liens for taxes and assessments on Property which are not yet past due; or Liens for Taxes for which adequate reserves have been set aside, to the extent required by GAAP, and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Property is subject to a material impending risk of loss or forfeiture;
(c)defects and irregularities in title to any Property which would not reasonably be expected to result in a Material Adverse Effect;
(d)easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property in the ordinary course;
(e)easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center, business or office park or similar project affecting Property in the ordinary conduct of the business of the applicable Person;
(f)rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, the use of any Property;
(g)rights reserved to or vested in any Governmental Authority to control or regulate, or obligations or duties to any Governmental Authority with respect to, any right, power, franchise, grant, license, or permit;
(h)present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property in the ordinary conduct of the business of the applicable Person;
(i)statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business (but not in connection with the incurrence of any Indebtedness) with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto, to the extent required by GAAP, and, by reason of nonpayment, no Property is subject to a material impending risk of loss or forfeiture;
(j)covenants, conditions, and restrictions affecting the use of Property which may not give rise to any Lien against such Property in the ordinary conduct of the business of the applicable Person;
(k)rights of tenants as tenants only under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property;
(l)Liens consisting of pledges or deposits to secure obligations under workers’ compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;
(m)Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business;
(n)deposits to secure the performance of bids, contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(o)Liens consisting of any right of offset, or statutory bankers’ lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers’ lien;
(p)Liens consisting of deposits of Property to secure statutory obligations of any Credit Party or any Subsidiary;
(q)Liens securing Obligations; and
(r)Liens created by or resulting from any litigation or legal proceeding in the ordinary course of business which is currently being contested in good faith by appropriate proceedings; provided that, adequate reserves have been set aside and no material Property is subject to a material impending risk of loss or forfeiture.
“Permitted Purposes” has the meaning set forth in Section 10.07(a).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower, or with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
“Platform” has the meaning set forth in Section 6.02.
“Preferred Distributions” means for any period, the amount of any and all Restricted Payments due and payable in cash by the Borrower or any of its Subsidiaries during such period to the holders of Preferred Equity but shall not include (i) any Minority Interest’s share of any such Restricted Payments or (ii) any such Restricted Payments paid to the Borrower or any of its Subsidiaries.
“Preferred Equity” means any form of preferred stock (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in the Borrower or any of its Subsidiaries that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, assets or other payments over the holders of any other stock or other ownership or beneficial interest in such Person.
“Property” means all assets of the Borrower and its Subsidiaries, whether real property or personal property.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning set forth in Section 6.02.
“Qualified Asset Pool Property” means Qualified Land, Qualified Revenue-Producing Property, Qualified Development Assets and Qualified Joint Venture Property.
“Qualified Development Asset” means, as of any date of determination, without duplication, a Real Property that:
(a)satisfies the Base Qualifications;
(b)constitutes a Development Investment; and
(c)does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Land.
“Qualified Joint Venture Property” means a Real Property, owned and controlled by a direct or indirect non-wholly-owned Subsidiary, that is any of a Qualified Revenue-Producing Property, Qualified Land and/or a Qualified Development Asset. For purposes of this definition “controlled” means exclusive control of any disposition, refinancing and operating activity without the consent of any other party (other than (i) the Borrower or (ii) any of its Subsidiaries, as long as such Subsidiary does not need the consent of any minority equity holder thereof to consent to any disposition, refinancing or operating activity).

“Qualified Land” means, as of any date of determination, without duplication, a Real Property that:
(a)satisfies the Base Qualifications;
(b)is entitled; and
(c)does not otherwise constitute a Qualified Revenue-Producing Property or Qualified Development Asset.
“Qualified Revenue-Producing Property” means, as of any date of determination, without duplication, a Revenue-Producing Property that:
(a)satisfies the Base Qualifications;
(b)is occupied or available for occupancy (subject to final tenant improvements); and
(c)does not otherwise constitute a Qualified Development Asset or Qualified Land.
“Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent; provided, that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower).
“Rating Agencies” means (a) S&P, (b) Moody’s, and (c) Fitch.
“Real Property” means, as of any date of determination, real property (together with the underlying real property interests and appurtenant real property rights) then owned, leased or occupied by any Credit Party or any of its Subsidiaries.
“Register” has the meaning specified in Section 10.06(c).
“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York for the purpose of recommending a benchmark rate to replace LIBOR in loan agreements similar to this Agreement, or any successor thereto.

“Replacement Lender” has the meaning set forth in Section 10.13.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Bid Loan, a Bid Request.
“Required Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments or, if the Aggregate Revolving Commitments have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Revolving Loans denominated in an Alternative Currency deemed “held” by such Revolving Lender for purposes of this definition);

provided that the Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Lenders having more than 50% of the Aggregate Revolving Commitments or, if the Aggregate Revolving Commitments have been terminated pursuant to Section 8.02, Revolving Lenders holding in the aggregate more than 50% of the Total Revolving Outstandings (with the aggregate amount of each Revolving Lender’s risk participation and funded participation in L/C Obligations and Revolving Loans denominated in an Alternative Currency deemed “held” by such Revolving Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Revolving Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, (a) with respect to delivery of executed copies of this Agreement or any Compliance Certificate, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or any executive vice president of the applicable Credit Party (or the partner or member or manager, as applicable), (b) solely for purposes of notices given pursuant to Article II, any officer referred to in the foregoing clause (a) and any other officer or employee of the applicable Credit Party so designated by any of such officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent, and (c) for all other purposes, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer, secretary, assistant secretary or any executive vice president of the applicable Credit Party (or the partner or member or manager, as applicable). Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.
“Restricted Payment” means, with respect to any equity interest or any warrant or option to purchase an equity interest issued by the Borrower or any of its Subsidiaries, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property by the Borrower or such Subsidiary of any such security or interest (excluding any Indebtedness which by its terms is convertible into an Equity Interest), (b) the declaration or (without duplication) payment by the Borrower or such Subsidiary of any dividend in Cash or in Property on or with respect to any such security or interest and (c) any other payment in Cash or Property by the Borrower or such Subsidiary constituting a distribution under applicable Laws with respect to such security or interest.
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, (iii) the date the applicable Alternative Currency Fronting Lender has requested payment from the Alternative Currency Participating Lenders in Dollars, and with respect to all other instances pursuant to Section 2.02(f) the date on which payments in Dollars are made between such Alternative Currency Fronting Lender and Alternative Currency Participating Lenders with respect to such Loan and (iv) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the applicable L/C Issuer under any Letter of Credit denominated in an Alternative Currency and (iv) such additional dates as the Administrative Agent or the applicable L/C Issuer shall determine or the Required Lenders shall require.
“Revenue-Producing Property” means an identifiable improved Real Property that is used principally for office, laboratory, research, health sciences, technology, manufacturing or warehouse purposes and related real property (and appurtenant amenities), or for such other revenue-producing purposes as the Required Lenders may approve.
“Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) if such Lender is an Alternative Currency Participating Lender with respect to any Alternative Currency, purchase Alternative Currency Risk Participations in Revolving Loans denominated in such Alternative Currency, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Lender’s name on Schedule 2.01 or in the Assignment and Assumption or Lender Joinder Agreement pursuant to which such Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Commitment Termination Date” means the earlier of (a) the later of (i) January 6, 2025 and (ii) if the Revolving Commitment Termination Date is extended pursuant to Section 2.14, such extended Revolving Commitment Termination Date as determined pursuant to such Section 2.14 and (b) the date the Revolving Commitments are terminated pursuant to Section 2.06 or Article VIII.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and, in the case of an Alternative Currency Participating Lender, the aggregate Alternative Currency Risk Participations held by such Lender at such time; provided that the Revolving Credit Exposure of (i) each Lender acting as an Alternative Currency Fronting Lender shall include the Outstanding Amount of all Revolving Loans denominated in an Alternative Currency funded by such Lender and (ii) each Lender that is an L/C Issuer shall include the Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by such L/C Issuer.
“Revolving Credit Increase Effective Date” has the meaning set forth in Section 2.15(a).
“Revolving Lender” means each Lender that has a Revolving Commitment or, following termination of the Revolving Commitments, has Revolving Loans outstanding or a risk participation in L/C Obligations or Revolving Loans denominated in Alternative Currency.
“Revolving Loan” means a Base Rate Loan, a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan made to the Borrower by a Revolving Lender in accordance with its Applicable Percentage pursuant to Section 2.01, except as otherwise provided herein.
“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans made by such Revolving Lender, substantially in the form of Exhibit C. A Revolving Note shall be executed by the Borrower in favor of each Revolving Lender requesting a Revolving Note.
“Royal Bank” means Royal Bank of Canada and its successors.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction(s)” means any international economic sanction(s) administered or enforced by the United States Government (including, without limitation, OFAC).
“Scheduled Unavailability Date” has the meaning specified in Section 3.07(a)(ii).
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“SEC Report” means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the Borrower pursuant to the Securities Exchange Act of 1934.
“Secured Debt” means, without duplication, (a) Indebtedness of the Borrower or any of its Subsidiaries that is secured by a Lien and (b) Obligor Subsidiary Debt; provided, that Secured Debt shall not include (i) any of the Obligations or (ii) any Discharged Indebtedness.
“Secured Debt Ratio” means, as of the last day of any fiscal quarter, the ratio (expressed as a percentage) obtained by dividing (a) the Secured Debt of the Borrower and its Subsidiaries as of such date by (b) the Adjusted Tangible Assets, as of such date.
“SOFR” with respect to any day means a rate per annum equal to the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) and, in each case, that has been selected or recommended by the Relevant Governmental Body.

“SOFR-Based Rate” means SOFR or Term SOFR.
“Solvent” means, as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have as of such date, an unreasonably small amount of capital with which to conduct its business.
“SPC” has the meaning set forth in Section 10.06(h).
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe, including, without limitation, Yen and Australian Dollars.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or an L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or such L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that such L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit issued by it denominated in an Alternative Currency.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Sustainability Metric” means, collectively, for any fiscal year, the number of buildings owned by the Borrower or any of its Consolidated Entities or Unconsolidated Entities for which (x) a third-party certification has been obtained from LEED, Fitwel, WELL or ENERGY STAR, or (y) a proprietary certification whose methodologies have been validated by either Green Business Certification, Inc. (GBCI) or the Center for Active Design (CfAD) (or similarly recognized rating systems) has been obtained. For this purpose, the number of buildings shall include any building that has one or more of the preceding certifications related to at least 50% of the useable space within such building.
“Sustainability Metric Percentage” means the level of growth in the Sustainability Metric specified in the table below for the applicable fiscal year from the 2019 Baseline; the Sustainability Metric Percentage for each fiscal year shall be determined as of December 31 of such fiscal year (e.g., for the 2020 fiscal year, the Sustainability Metric Percentage will be determined as of December 31, 2020). “2019 Baseline” means, as of any determination date, the Sustainability Metric for the fiscal year ended on December 31, 2019, adjusted to reflect dispositions of buildings by the Borrower or any Consolidated Entity or Unconsolidated Entity since December 31, 2019.

Fiscal Year	Sustainability Metric Percentage
2020	2019 Baseline plus 5 percentage points
2021	2019 Baseline plus 8 percentage points
2022	2019 Baseline plus 10 percentage points
2023	2019 Baseline plus 11 percentage points
2024 and thereafter	2019 Baseline plus 12 percentage points

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Syndication Agents” means Bank of America, JPM, GS and Royal Bank, each in its capacity as co-syndication agent.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholdings), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
“Total Assets” means the value of all assets of a Person and its Subsidiaries (without duplication), determined on a consolidated basis in accordance with GAAP; provided that all Real Property shall be valued based on its Unencumbered Asset Value (it being understood that the Unencumbered Asset Value for any Real Property that is not a Qualified Asset Pool Property shall be calculated as if it was a Qualified Asset Pool Property). In the event that a Person has an ownership or other equity interest in any other Person, which investment is not consolidated in accordance with GAAP (that is, such interest is a “minority interest”), then the assets of a Person and its Subsidiaries shall include such Person’s or its Subsidiaries’ allocable share of all assets of such Person in which a minority interest is owned based on such Person’s respective ownership interest in such other Person.
“Total Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances and bank guaranties;
(c)net obligations of such Person under any Swap Contract;
(d)all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e)indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)Capital Lease Obligations; and
(g)all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, Total Indebtedness shall not include any Minority Interest’s share of any of the foregoing. The amount of any net obligation under any Swap Contract on any date shall be deemed to be (i) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), zero. The amount of any Capital Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Total Revolving Outstandings” means the sum of (i) the aggregate Outstanding Amount of all Revolving Loans plus (ii) the aggregate Outstanding Amount of all L/C Obligations plus (iii) the aggregate Outstanding Amount of all Bid Loans.
“Trade Date” has the meaning set forth in Section 10.06(b).
“Type” means (a) with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan, and (b) with respect to a Bid Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unconsolidated Entity” means, as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which the Borrower, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes (including, for the avoidance of doubt, (i) any entity in which the only investment by the Borrower or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, and (ii) any entity as to which the Borrower (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity).
“Unencumbered” means, with respect to any Revenue-Producing Property, Qualified Land or Qualified Development Assets, that such Revenue-Producing Property, Qualified Land or Qualified Development Assets (a) is not subject to any Lien other than Permitted Liens, (b) is not subject to any Negative Pledge and (c) is not held by a Person any of whose direct or indirect equity interests are subject to a Lien or Negative Pledge.
“Unencumbered Asset Value” means, as of any date of determination and without double counting any item, the following amounts for the following types of Real Property:
(a)with respect to any Qualified Revenue-Producing Property owned for a full four consecutive fiscal quarter period or longer, an amount equal to (i) the Adjusted NOI of such Real Property for the prior four full consecutive fiscal quarters divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the

Borrower during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.
(b)with respect to any Qualified Revenue-Producing Property owned for less than four full consecutive fiscal quarters, an amount equal to (i) the Adjusted NOI of such Real Property for the period which the Borrower or applicable Subsidiary has owned and operated such Real Property, adjusted by the Borrower to an annual Adjusted NOI in a manner reasonably acceptable to the Administrative Agent, divided by (ii) the Capitalization Rate; provided that in the event any such Real Property sustains any material damage, the value of any business interruption insurance proceeds owed to or received by the Borrower during such period with respect to such Qualified Revenue-Producing Property shall be included in the Adjusted NOI of such Real Property for the periods from the date of such material damage until such time as such Qualified Revenue-Producing Property becomes fully operational.
(c)with respect to Qualified Revenue-Producing Property that is being renovated or with respect to which a partial or total renovation was recently completed, an amount as determined at the sole election of the Administrative Agent based on (i) the annualized Adjusted NOI with respect to such Real Property, annualized based on bona fide, arm’s length signed tenant leases which are in full force and effect requiring current rental payments, divided by the Capitalization Rate, or (ii) the cost basis of such Real Property determined in accordance with GAAP multiplied by the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Revenue Property.
(d)with respect to any Real Property that constitutes Qualified Land, an amount equal to, at the option of the Borrower, (i) the cost basis as determined in accordance with GAAP or the Appraised Value (if any) of such Qualified Land multiplied by (ii) the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Land.
(e)with respect to any Real Property that constitutes Qualified Development Assets, an amount equal to (i) the cost basis as determined in accordance with GAAP of such Qualified Development Asset multiplied by (ii) the Borrower’s or its Subsidiaries’ percentage ownership interest in such Qualified Development Asset; provided that if all or any portion of a Qualified Development Asset is materially damaged, the value of such Qualified Development Asset shall be the amount assigned to such Qualified Development Asset prior to the damage less the amount (as determined by the Borrower in good faith) by which the casualty insurance proceeds that are owed or received in respect of such casualty event are insufficient to restore such Qualified Development Asset for a period of up to the lesser of (x) 365 days following such casualty event and (y) the date such Qualified Development Asset is restored and fully functional.
“United States” and “U.S.” mean the United States of America.
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrelated Person” means any Person other than (i) a Subsidiary of the Borrower, (ii) an employee stock ownership plan or other employee benefit plan covering the employees of the Borrower and its Subsidiaries or (iii) any Person that held Common Stock on the day prior to the effective date of the Borrower’s registration statement under the Securities Act of 1933 covering the initial public offering of Common Stock.
“Unsecured Interest Coverage Ratio” means, as of the last day of any fiscal quarter, the ratio obtained by dividing (a) the sum of the aggregate Adjusted NOI from the Qualified Asset Pool Properties for that fiscal quarter and the preceding three full fiscal quarters, by (b) the aggregate Interest Charges for such period in respect of the unsecured Indebtedness of the Borrower and its Subsidiaries (other than (i) Obligor Subsidiary Debt and (ii) Discharged Indebtedness). The Unsecured Interest Coverage Ratio shall be determined by the Borrower and such determination shall be reasonably satisfactory to the Administrative Agent and shall exclude interest during construction to the extent capitalized.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.01(e)(ii)(B)(III).
“Wholly-Owned Subsidiary” means a Subsidiary of the Borrower, 100% of the capital stock or other equity interest of which is owned, directly or indirectly, by the Borrower, except for director’s qualifying shares and nominal shares issued to foreign nationals to the extent required by applicable Laws.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA

Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” and “¥” mean the lawful currency of Japan.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, amended and restated, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms/Financial Covenants.
(a)Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(b)Changes in GAAP or Funds From Operations. If at any time any change in GAAP or the calculation of Funds From Operations would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Administrative Agent shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP or Funds From Operations (subject to the reasonable approval of the Administrative Agent and the Borrower); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP or Funds From Operations, as applicable, prior to such change therein and (ii) upon written request, the Borrower shall provide to the Administrative Agent (for distribution to the Lenders) financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP or

Funds From Operations. Notwithstanding any change in GAAP effective after December 31, 2018 that would require lease obligations (including but not limited to lease obligations under any Mortgageable Ground Leases) that would be treated as operating leases as of December 31, 2018 to be classified and accounted for as capital leases or otherwise reflected on the consolidated balance sheet of the Borrower and its subsidiaries, such obligations shall be excluded from the definition of Indebtedness and Total Indebtedness and other relevant definitions under this Agreement and any such corresponding right-of-use asset shall also be excluded from Adjusted Tangible Assets.
(c)Calculation of Financial Covenants. For purposes of calculation of the applicable financial covenants, the Borrower and its Subsidiaries shall be given credit for properties held by an “exchange accommodation titleholder” pursuant to an exchange that qualifies as a reverse exchange under Section 1031 of the Code (including in the event any such property is subject to a mortgage in favor of, or for the benefit of, the Borrower or any of its Subsidiaries).
1.04    Exchange Rates; Currency Equivalents.
(a)The Administrative Agent or an L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent and/or Alternative Currency Equivalents amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or an L/C Issuer, as applicable.
(b)Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or an L/C Issuer, as the case may be.
(c)The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definitions of “Eurocurrency Rate” or “LIBOR Daily Floating Rate” or with respect to any comparable or successor rate thereto.
1.05    Additional Alternative Currencies.
(a)The Borrower may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars and for which Bloomberg (or any successor thereto) reports a Eurocurrency Rate for such currency for the applicable Interest Periods. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent, the applicable Lenders and the applicable Alternative Currency Fronting Lender and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer.
(b)Any such request shall be made to the Administrative Agent not later than 11:00 a.m., 20 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the applicable L/C Issuer, in its sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the applicable L/C Issuer thereof. Each applicable Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or the applicable L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m. ten Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)Any failure by a Lender or an L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Lender or such L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued by such L/C Issuer in such requested currency. If the Administrative Agent and all the applicable Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Committed Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and an L/C Issuer consent to the issuance of Letters of Credit by such L/C Issuer in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances by such L/C Issuer. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.05, the Administrative Agent shall promptly so notify the Borrower.
1.06    Change of Currency.
(a)Each obligation of the Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent, in consultation with the Borrower, may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.07    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
1.08    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.09    Divisions. For all purposes under the Loan Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    Committed Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower in Dollars or (subject to the provisions of Section 2.02(f)) in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Revolving Lender’s Revolving Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (ii) the Revolving Credit Exposure of any Revolving Lender shall not exceed such Revolving Lender’s Revolving Commitment, (iii) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (iv) after giving effect to any Revolving Loans denominated in Alternative Currencies and advanced by an Alternative Currency Fronting Lender, the aggregate principal Dollar Equivalent amount of all such Revolving Loans funded by such Alternative Currency Fronting Lender shall not exceed the Fronting Commitment of such Alternative Currency Fronting Lender. Within the limits of each Revolving Lender’s Revolving Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. On the Closing Date, all Revolving Loans shall be Base Rate Loans or LIBOR Floating Rate Loans unless the Borrower shall have delivered at least three Business Days prior to the Closing Date, a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent. Thereafter, Revolving Loans may be Base Rate Loans, LIBOR Floating Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Committed Loans.
(a)Each Committed Borrowing, each conversion of Committed Loans from one Type to another, and each continuation of Eurocurrency Rate Committed Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice (including by e-mail); provided that any telephonic notice shall be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice (which may be by e-mail). Each such Committed Loan Notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in Dollars, (ii) 12:00 p.m. four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) 10:00 a.m. on the requested date of any Borrowing of Base Rate Committed Loans or LIBOR Floating Rate Loans or of any conversion of Eurocurrency Rate Committed Loans denominated in Dollars to Base Rate Committed Loans or LIBOR Floating Rate Loans; provided, however, that if the Borrower wishes to request Eurocurrency Rate Committed Loans having an Interest Period other than seven days, or one, two, three or six months in duration as provided in the definition of “Interest Period”, (x) the applicable notice must be received by the Administrative Agent not later than (i) 12:00 p.m. three Business Days prior to the requested date of such Borrowing, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in Dollars, or (ii) 12:00 p.m. four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them and (y) not later than (i) 11:00 a.m. two Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Dollars, or (ii) 11:00 a.m. three Business Days (or four Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, the Administrative Agent shall notify the Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans shall be in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans or LIBOR Floating Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to another, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, (vi) the currency of the Committed Loans to be borrowed and (vii) if (A) the currency of the Committed Loans to be borrowed is an Alternative Currency with respect to which the Administrative Agent has received notice that a Lender is an Alternative Currency Participating Lender, and (B) the aggregate principal Dollar Equivalent amount of the requested Committed Loans (when aggregated with any other Revolving Loans denominated in Alternative Currencies advanced by Citibank in its capacity as an Alternative Currency Fronting Lender) exceeds Citibank’s Fronting Commitment, which of the other Alternative Currency Fronting Lenders the Borrower is requesting to fund such excess (it being understood that in no event shall any Alternative Currency Fronting Lender have any obligation to fund any amount in excess of its Fronting Commitment); provided, however, that all Committed Loans requested to be made in Alternative Currencies shall be subject to the limitations set forth in the proviso to the first sentence of Section 2.01. If the Borrower fails to specify a currency in a Committed Loan Notice requesting a Borrowing, then the Committed Loans so requested shall be made in Dollars. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, (x) if a Default or Event of Default then exists, LIBOR Floating Rate Loans and (y) if no Default or Event of Default exists, Eurocurrency Rate Committed Loans with an Interest Period of one month; provided, however, that in the case of a failure to timely request a continuation of Committed Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Committed Loans in their original currency with an Interest Period of one month. Any automatic conversion to LIBOR Floating Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Committed Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month. No Committed Loan may be converted into or continued as a Committed Loan denominated in a different currency, but instead must be prepaid in the original currency of such Committed Loan and reborrowed in the other currency.
(b)Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage of the applicable Committed Loans (and in the case of a Committed Borrowing denominated in an Alternative Currency with respect to which the Administrative Agent has received notice that a Lender is an Alternative Currency Participating Lender, the Administrative Agent shall promptly notify each Alternative Currency Fronting Lender of the aggregate Alternative Currency Risk Participations in such Committed Borrowing to be purchased by Alternative Currency Participating Lenders and advanced to the Borrower by such Alternative Currency Fronting Lender; provided that Citibank shall advance all such amounts to the extent of its available Fronting Commitment, and any remaining amounts to be advanced will be advanced by such of the other Alternative Currency Fronting Lenders as are identified in the applicable Committed Loan Notice to the extent of their respective available Fronting Commitments), and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to LIBOR Floating Rate Loans or continuation of Committed Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Committed Borrowing denominated in Dollars, each Lender, and in the case of a Committed Borrowing denominated in an Alternative Currency, each Alternative Currency Funding Lender and each Alternative Currency Fronting Lender, if applicable, shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 11:00 a.m., in the case of any Committed Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Committed Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Citibank with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing denominated in Dollars is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the Borrower as provided above. Notwithstanding the foregoing, if there are no available Alternative Currency Fronting Lenders with sufficient Fronting Commitments to fund the entire requested Revolving Loan to the Borrower, then the Borrower may decrease the amount of the requested Committed Loan within one (1) Business Day after notice by the Administrative Agent of such limitation. If the Borrower does not reduce its request for a Committed Loan to an amount equal to or less than the available Fronting Commitment, then the requested Committed Loan shall be deemed to be reduced to the available Fronting Commitments.
(c)Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Committed Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Committed Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in Citibank’s base rate used in determining the Base Rate promptly following the public announcement of such change.
(e)After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to another, and all continuations of Committed Loans as the same Type, there shall not be more than 20 Interest Periods in effect with respect to Committed Loans.
(f)(i)    Subject to all the terms and conditions set forth in this Agreement, including the provisions of Section 2.01, and without limitation of the provisions of Section 2.02, with respect to any Revolving Loans denominated in an Alternative Currency with respect to which one or more Revolving Lenders has given notice to the Administrative Agent and the Borrower that it is an Alternative Currency Participating Lender, (A) each Revolving Lender agrees from time to time on any Business Day during the Availability Period to fund its Applicable Percentage of Revolving Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Funding Lender; and (B) each Revolving Lender severally agrees to acquire an Alternative Currency Risk Participation in Revolving Loans denominated in an Alternative Currency with respect to which it is an Alternative Currency Participating Lender.
(ii)    Each Revolving Loan denominated in an Alternative Currency shall be funded upon the request of the Borrower in accordance with Section 2.02(b). Immediately upon the funding by an Alternative Currency Fronting Lender of its Alternative Currency Funding Applicable Percentage of any Revolving Loan denominated in an Alternative Currency with respect to which one or more Revolving Lenders is an Alternative Currency Participating Lender, each Alternative Currency Participating Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased from such Alternative Currency Fronting Lender an Alternative Currency Risk Participation in such Loan in an amount such that, after such purchase, each Revolving Lender (including the Alternative Currency Funding Lenders, the Alternative Currency Fronting Lenders and the Alternative Currency Participating Lenders) will have an Alternative Currency Loan Credit Exposure with respect to such Revolving Loan equal in amount to its Applicable Percentage of such Revolving Loan.
(iii)    Upon the occurrence and during the continuance of an Event of Default or upon a reduction of the Fronting Commitment of an Alternative Currency Fronting Lender, such Alternative Currency Fronting Lender may, by written notice to the Administrative Agent delivered not later than 11:00 a.m. on the third Business Day preceding the proposed date of funding and payment by Alternative Currency Participating Lenders of their Alternative Currency Risk Participations purchased in such Revolving Loans as shall be specified in such notice (the “Alternative Currency Participation Payment Date”), request each Alternative Currency Participating Lender to fund its Alternative Currency Risk Participation in the applicable Alternative Currency purchased with respect to such Revolving Loans to the Administrative Agent on the Alternative Currency Participation Payment Date. Any notice given by an Alternative Currency Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if promptly confirmed in writing; provided that the absence of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(iv)    On the applicable Alternative Currency Participation Payment Date, each Alternative Currency Participating Lender in the Revolving Loans specified for funding pursuant to this Section 2.02(f) shall deliver the amount of such Alternative Currency Participating Lender’s Alternative Currency Risk Participation with respect to such specific Revolving Loans in the applicable Alternative Currency and in Same Day Funds to the Administrative Agent; provided, however, that no Alternative Currency Participating Lender shall be (i) responsible for any default by any other Alternative Currency Participating Lender in such other Alternative Currency Participating Lender’s obligation to pay such amount and/or (ii) required to fund an amount under this Section 2.02(f) that would exceed the amount of such Revolving Lender’s Revolving Commitment. Upon receipt of any such amounts from the Alternative Currency Participating Lenders, the Administrative Agent shall distribute such amounts in Same Day Funds to the applicable Alternative Currency Fronting Lender(s).
(v)    In the event that any Alternative Currency Participating Lender fails to make available to the Administrative Agent the amount of its Alternative Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the applicable Alternative Currency Fronting Lender on demand from such Alternative Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Administrative Agent submitted to any Alternative Currency Participating Lender with respect to amounts owing hereunder shall be conclusive in the absence of demonstrable error.
(vi)    In the event that an Alternative Currency Fronting Lender receives a payment in respect of any Revolving Loan, whether directly from the Borrower or otherwise, in which Alternative Currency Participating Lenders have fully funded their purchase of Alternative Currency Risk Participations, such Alternative Currency Fronting Lender shall promptly distribute to the Administrative Agent, for its distribution to each such Alternative Currency Participating Lender, such Alternative Currency Participating Lender’s Alternative Currency Participant’s Share of such payment in Same Day Funds. If any payment received by an Alternative Currency Fronting Lender with respect to any Revolving Loan in an Alternative Currency made by it shall be required to be returned by such Alternative Currency Fronting Lender after such time as such Alternative Currency Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Alternative Currency Participating Lender that has received a portion of such payment shall pay to such Alternative Currency Fronting Lender an amount equal to its Alternative Currency Participant’s Share of the amount to be returned; provided, however, that no Alternative Currency Participating Lender shall be responsible for any default by any other Alternative Currency Participating Lender in that other Alternative Currency Participating Lender’s obligation to pay such amount.
(vii)    Anything contained herein to the contrary notwithstanding, each Alternative Currency Participating Lender’s obligation to acquire and pay for its purchase of Alternative Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Alternative Currency Participating Lender may have against the applicable Alternative Currency Fronting Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries; (iv) any breach of this Agreement or any other Loan Document by a Credit Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
(viii)    In no event shall (i) the Alternative Currency Risk Participation of any Alternative Currency Participating Lender in any Revolving Loans denominated in an Alternative Currency pursuant to this Section 2.02(f) be construed as a loan or other extension of credit by such Alternative Currency Participating Lender to the Borrower, any Revolving Lender or the Administrative Agent or (ii) this Agreement be construed to require any Revolving Lender that is an Alternative Currency Participating Lender with respect to a specific Alternative Currency to make any Revolving Loans in such Alternative Currency under this Agreement or under the other Loan Documents, subject to the obligation of each Alternative

Currency Participating Lender to give notice to the Administrative Agent and the Borrower at any time such Revolving Lender acquires the ability to make Revolving Loans in such Alternative Currency.
(ix)    The Administrative Agent shall change a Revolving Lender’s designation from Alternative Currency Participating Lender to Alternative Currency Funding Lender with respect to an Alternative Currency for which such Lender previously has been designated an Alternative Currency Participating Lender, upon receipt of a written notice to the Administrative Agent and the Borrower from such Alternative Currency Participating Lender requesting that its designation be so changed. Each Alternative Currency Participating Lender agrees to give such notice to the Administrative Agent and the Borrower promptly upon its acquiring the ability to make Revolving Loans in such Alternative Currency. Schedule 2.02 hereto lists each Alternative Currency Participating Lender as of the Closing Date in respect of each Alternative Currency.
(g)Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all of the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent, and such Lender.
2.03    Letters of Credit.
(a) The Letter of Credit Commitment.
(i)Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or its Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b) below, and (2) to honor drawings under the Letters of Credit issued by it; and (B) the Revolving Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or its Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Outstandings shall not exceed the Aggregate Revolving Commitments, (y) the Revolving Credit Exposure of any Revolving Lender shall not, subject to the discretion of such L/C Issuer pursuant to Section 2.03(a)(iii)(A), exceed such Revolving Lender’s Revolving Commitment and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Subfacility. Each request by the Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)No L/C Issuer shall issue any Letter of Credit, if:
(A)Subject to Section 2.03(b)(iv), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance, unless the Required Revolving Lenders have approved such expiry date; or
(B)the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Revolving Lenders have approved such expiry date.
(iii)No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(C)after giving effect thereto, the Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by such L/C Issuer would exceed such L/C Issuer’s Letter of Credit Sublimit or cause the Revolving Credit Exposure of such L/C Issuer to exceed the Revolving

Commitment of such L/C Issuer; provided that, subject to the limitations set forth in the proviso to the first sentence of Section 2.03(a)(i), any L/C Issuer in its sole discretion may issue Letters of Credit in excess of the foregoing limitations;
(D)any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(E)the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(F)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount of less than $500,000;
(G)except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(H)such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;
(I)such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(J)any Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)No L/C Issuer shall amend any Letter of Credit issued by it if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)No L/C Issuer shall be under obligation to amend any Letter of Credit issued by it if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)Each L/C Issuer shall act on behalf of the Revolving Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.

(b)Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)Each Letter of Credit shall be issued or amended, as the case may be, by a single L/C Issuer selected by the Borrower, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application for such L/C Issuer, appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by such L/C Issuer, by personal delivery or by any other means acceptable to such L/C Issuer. Such Letter of Credit Application must be received by an L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least five Business Days (or such later date and time as the Administrative Agent and the applicable L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as such L/C Issuer may reasonably require. Additionally, the Borrower shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from any Revolving Lender, the Administrative Agent or the Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit.
(iii)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent and to any requesting Lender a true and complete copy of such Letter of Credit or amendment.
(iv)If the Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(v)Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)Drawings and Reimbursements; Funding of Participations.
(i)Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Borrower shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Borrower will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the date of any payment by an L/C Issuer under a Letter of Credit issued by it to be reimbursed in Dollars, or the Applicable Time on the date of any payment by an L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”) or 9:00 a.m. on the following Business Day if the notification is later than 11:00 a.m. on the Honor Date, the Borrower shall reimburse the applicable L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Borrower fails to so reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, which date will not be earlier than the Business Day after the Honor Date, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made a

Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)Until each Revolving Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse an L/C Issuer for any amount drawn under any Letter of Credit issued by it, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)Each Revolving Lender’s obligation to make Committed Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit issued by it, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit issued by it, together with interest as provided herein.
(vi)If any Revolving Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing to it under this clause (vi) shall be conclusive absent manifest error.
(d)Repayment of Participations.
(i)At any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Lender such Revolving Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such

Lender’s L/C Advance was outstanding) in Dollars and in the same funds as those received by the Administrative Agent.
(ii)If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)Obligations Absolute. The obligation of the Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit issued by it and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), such L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)waiver by such L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrower or any waiver by such L/C Issuer which does not in fact materially prejudice the Borrower;
(v)honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)any payment made by such L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)any payment by such L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not substantially comply with the terms of such Letter of Credit; or any payment made by such L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(viii)any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrower or any Subsidiary or in the relevant currency markets generally; or

(ix)any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or any Subsidiary.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against such L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)Role of L/C Issuer. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) or such L/C Issuer’s willful failure to pay under any Letter of Credit issued by it after the presentation to it by the beneficiary of a sight draft and certificate(s) substantially complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit issued by it or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.
(g)Applicability of ISP and UCP. Unless otherwise expressly agreed by an L/C Issuer and the Borrower when a Letter of Credit is issued by it, the rules of the ISP shall apply to each Letter of Credit issued by it (or UCP if required, subject to such L/C Issuer’s approval). Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrower for, and each L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of any L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where any L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(h)Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate for Eurocurrency Rate Committed Loans, stated as a percentage per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. Letter of Credit Fees shall be (i) computed on a quarterly basis in arrears and (ii) due and payable on the first Business Day after the end of each March, June,

September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. If there is any change in the Applicable Rate for Eurocurrency Rate Committed Loans during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate for Eurocurrency Rate Loans separately for each period during such quarter that such Applicable Rate for Eurocurrency Rate Committed Loans was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(i)Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by it, at the rate equal to 0.125% per annum, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and due and payable on the first Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the expiry date of such Letter of Credit and thereafter on demand. For purposes of computing the Dollar Equivalent of the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.08. In addition, the Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(j)Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(k)Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.
(l)Periodic Notification of Outstanding Letters of Credit. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent with written reports from time to time, as follows;
(i)reasonably prior to the time that such L/C Issuer issues, amends, increases or extends a Letter of Credit, a written report that includes the date of such issuance, amendment, increase or extension and the stated amount of such Letter of Credit after giving effect to such issuance, amendment, increase or extension (and whether the amounts thereof shall have changed);
(ii)on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, a written report that includes the date and amount of such payment;
(iii)on any Business Day on which the Borrower fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, a written report that includes the date of such failure and the amount of such payment;
(iv)on any other Business Day, a written report that includes such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(v) (A) on the last Business Day of each calendar month and (B) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any Letter of Credit issued by such L/C Issuer, a written report that includes the information for every outstanding Letter of Credit issued by such L/C Issuer.

2.04    [Reserved].
2.04A    Bid Loans.
(a)General. Each Revolving Lender agrees that the Borrower may from time to time request the Revolving Lenders to submit offers to make loans (each such loan, a “Bid Loan”) to the Borrower prior to the Revolving Commitment Termination Date pursuant to this Section 2.04A; provided, however, that after giving effect to any Bid Borrowing, (A) the Total Revolver Outstandings shall not exceed the Aggregate Revolving Commitments, and (B) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time.
(b)Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request (which may be by e-mail) to the Administrative Agent not later than 12:00 Noon (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Borrower. No Bid Request shall contain a request for (i) more than one Type of Bid Loan or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.
(c)Submitting Competitive Bids.
(i)The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.
(ii)Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 9:00 a.m. (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans; provided, however, that any Competitive Bid submitted by Citibank in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 8:45 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $2,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.
(iii)Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing an error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv)Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.
(d)Notice to Borrower of Competitive Bids. Not later than 10:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.04A(c) and of the terms of the offers contained in each such Competitive Bid.
(e)Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to them pursuant to Section 2.04A(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:
(i)the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;
(ii)the principal amount of each Bid Loan must be $2,000,000 or a whole multiple of $1,000,000 in excess thereof;
(iii)the acceptance of offers may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and
(iv)the Borrower may not accept any offer that is described in Section 2.04A(c)(iii) or that otherwise fails to comply with the requirements hereof.
(f)Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.04A(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified therefor in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.
(g)Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.04A shall be deemed rejected.
(h)Notice of Eurocurrency Rate. If any Bid Borrowing is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Bid Borrowing of such Eurocurrency Rate.
(i)Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.04A(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 11:00 a.m. on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in

Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent.
(j)Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.04A, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder’s name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.
2.05    Prepayments.
(a)The Borrower may, upon written notice to the Administrative Agent (which may be by e-mail), at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than (A) 12:00 p.m. two Business Days prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Dollars, (B) 12:00 p.m. four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies and (C) 11:00 a.m. on the date of prepayment of Base Rate Committed Loans and LIBOR Floating Rate Loans; (ii) any prepayment of Eurocurrency Rate Loans denominated in Dollars shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; (iii) any prepayment of Eurocurrency Rate Committed Loans denominated in Alternative Currencies shall be in a minimum principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof; and (iv) any prepayment of Base Rate Loans or LIBOR Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date, the amount of such prepayment, and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice and the contents thereof and of the amount of such Lender’s Applicable Percentage of such prepayment (including, in the event such prepayment is of a Revolving Loan denominated in an Alternative Currency, each Alternative Currency Funding Lender’s Alternative Currency Funding Applicable Percentage of such payment). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided, however, that a notice of voluntary prepayment pursuant to this subsection (a) may state that such notice is conditioned upon an event or other transaction, such as the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of Indebtedness, in which case such notice of prepayment pursuant to this subsection (a) may be revoked by the Borrower if such condition is not satisfied (subject to Section 3.05(b) for any notice of a prepayment of Eurocurrency Rate Loans that is revoked). Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05; provided that prepayments required to be made pursuant to Section 2.05(c) or (e) that repay a Eurocurrency Rate Loan within 30 days of the last day of its Interest Period shall not be subject to Section 3.05. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.
(b)[reserved].
(c)If the Administrative Agent notifies the Borrower at any time that the Total Revolving Outstandings at such time exceed, solely as a result of fluctuations in currency, an amount equal to 105% of the Aggregate Revolving Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrower shall prepay Revolving Loans and/or the Borrower shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Total Revolving Outstandings as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Commitments then in effect; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Loans the Total Revolving Outstandings exceed the Aggregate Revolving Commitments then in effect. Each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(d)Except in connection with the prepayment in full of the Revolving Loans and the simultaneous termination of the Revolving Commitments, no Bid Loan may be prepaid without the prior consent of the applicable Bid Loan Lender.
(e)If the Administrative Agent notifies the Borrower at any time that the Outstanding Amount of all Loans denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within three Business Days after receipt of such notice, the Borrower shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.
2.06    Termination or Reduction of Aggregate Revolving Commitments. The Borrower may, upon written notice (which may be by e-mail) to the Administrative Agent, terminate the Aggregate Revolving Commitments, or from time to time permanently reduce the Aggregate Revolving Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 2:00 p.m. three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrower shall not terminate or reduce the Aggregate Revolving Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, (a) the Total Revolving Outstandings would exceed the Aggregate Revolving Commitments, (b) the Outstanding Amount of all L/C Obligations would exceed the Letter of Credit Subfacility, (c) the aggregate Outstanding Amount of all Bid Loans would exceed the Bid Loan Sublimit or (d) the aggregate Outstanding Amount of all Revolving Loans denominated in Alternative Currencies would exceed the Alternative Currency Sublimit. The Administrative Agent will promptly notify the Revolving Lenders of any such notice of termination or reduction of the Aggregate Revolving Commitments and the contents thereof. Any reduction of the Aggregate Revolving Commitments shall be applied to the Revolving Commitment of each Revolving Lender according to its Applicable Percentage and, upon any resulting reduction in the Letter of Credit Subfacility, the Letter of Credit Sublimit of each L/C Issuer shall be reduced on a pro rata basis. All fees accrued pursuant to Section 2.09(a) until the effective date of any termination of the Aggregate Revolving Commitments shall be paid on the effective date of such termination. Any notice of termination or reduction pursuant to this Section 2.06 may state that such notice is conditioned upon an event or other transaction, such as the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of Indebtedness, in which case such notice of termination or reduction pursuant to this Section 2.06 may be revoked by the Borrower if such condition is not satisfied (subject to Section 3.05(b) for any notice that is revoked). Following any such reduction, the Administrative Agent may in its discretion replace the existing Schedule 2.01 with an amended and restated schedule that reflects all such reductions.
2.07    Repayment of Loans.
(a)The Borrower shall repay on the Revolving Commitment Termination Date the aggregate principal amount of Revolving Loans outstanding on such date, together with all interest and accrued fees related thereto.
(b)[reserved].
(c)The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.
2.08    Interest.
(a)Subject to the provisions of subsection (b) below, (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each LIBOR Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the LIBOR Daily Floating Rate plus the Applicable Rate; and (iv) each Bid Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be.
(b)(i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clause (b)(i) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto (for interest accrued through the immediately preceding day), on the Revolving Commitment Termination Date and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)Interest on any Revolving Loan in an Alternative Currency advanced by an Alternative Currency Fronting Lender shall be for the benefit of such Alternative Currency Fronting Lender, and not any Alternative Currency Participating Lender, until the applicable Alternative Currency Participating Lender has funded its participation therein to such Alternative Currency Fronting Lender.
2.09    Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:
(a)Facility Fee. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender (other than a Defaulting Lender, subject to Section 2.17(a)(iii)) in accordance with its Applicable Percentage, a facility fee (the “Facility Fee”), in Dollars, equal to the Applicable Rate times the actual daily amount of the Aggregate Revolving Commitments (or, if the Aggregate Revolving Commitments have terminated, on the Total Revolving Outstandings), regardless of usage. The Facility Fee shall accrue at all times during the Availability Period (and thereafter so long as any Revolving Loans or L/C Obligations remain outstanding), including at any time during which one or more of the conditions in Section 4.02 is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date (and, if applicable, thereafter on demand). The Facility Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)Other Fees. The Borrower shall pay to Citibank, Bank of America, BofA Securities, JPM, GS, Royal Bank and the Administrative Agent, for their own respective accounts fees, in Dollars, in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.10    Computation of Interest and Fees.  All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest for Eurocurrency Rate Loans denominated in Sterling, Australian Dollars or Canadian Dollars shall be made on the basis of a year of 365 days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Committed Loans denominated in Alternative Currencies (other than Sterling, Australian Dollars or Canadian Dollars) as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(a)For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
2.11    Evidence of Debt.
(a)The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) the applicable Note(s), which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(b)In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)General. All payments to be made by a Credit Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by a Credit Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein, including without limitation an Alternative Currency Fronting Lender’s Alternative Currency Funding Applicable Percentage of any payment made with respect to any Revolving Loan as to which any Alternative Currency Participating Lender has not funded its Alternative Currency Risk Participation) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the

Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case, solely for purposes of calculating interest, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case payment shall be made on the immediately preceding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)(i)    Funding by Lenders: Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing of Eurocurrency Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans or LIBOR Floating Rate Loans, prior to 12:00 Noon on the date of such Committed Borrowing), the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans or LIBOR Floating Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to such Committed Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or such L/C Issuer, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment and without relieving the Borrower’s obligation to make such payment, then each of the Lenders or such L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans (including Revolving Loans denominated in Alternative Currencies in the event they are Alternative Currency Funding Lenders), to fund participations in Letters of Credit and to make payments pursuant to Section 10.04(c) and to fund Alternative Currency Risk Participations (if they are Alternative Currency Participating Lenders) are several and not joint. The failure of any Lender to make any Committed Loan (including Revolving Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender), to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan (including Revolving Loans denominated in an Alternative Currency in the event it is an Alternative Currency Funding Lender), to purchase its participation or to make its payment under Section 10.04(c).
(e)Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.13    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:
(a)if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Credit Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.16, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.
2.14    Extension of Revolving Commitment Termination Date.
(a)Requests for Extension of Revolving Commitment Termination Date. The Borrower may, up to two times during the term of this Agreement, by notice to the Administrative Agent (who shall promptly notify the Revolving Lenders) not earlier than 90 days prior to, and not later than 30 days prior to, the Revolving Commitment Termination Date then in effect hereunder (the “Existing Revolving Commitment Termination Date”), cause each Revolving Lender to extend such Revolving Lender’s Existing Revolving Commitment Termination Date for an additional six (6) months from the Existing Revolving Commitment Termination Date and each Revolving Lender shall extend such Revolving Lender’s Revolving Commitment Termination Date for an additional six (6) months from the Existing Revolving Commitment Termination Date in accordance with this Section 2.14(a) subject to subsection (b) below.
(b)Conditions to Effectiveness of Extensions. Notwithstanding the foregoing, an extension of the Existing Revolving Commitment Termination Date pursuant to this Section shall not be effective with respect to the Revolving Lenders unless:

(i)no Default or Event of Default shall have occurred and be continuing on the date of such extension and immediately after giving effect thereto;
(ii)the representations and warranties contained in this Agreement are true and correct in all material respects, on and as of the date of such extension and immediately after giving effect thereto, as though made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), and except that (x) the representations and warranties set forth in Section 5.05(c) and Section 5.20 shall be made only as of the Closing Date, and (y) the representations and warranties contained in subsections (a) and (d) of Section 5.05 shall be deemed to refer to the most recent statements and projections furnished pursuant to Sections 6.01(a) and 6.02(b), respectively; and
(iii)in the case of each extension of the Revolving Commitment Termination Date, the Borrower pays the Administrative Agent (for distribution to the Revolving Lenders, based on their Applicable Percentages), on or prior to the Existing Revolving Termination Date, an extension fee in an amount equal to the product of (x) 0.0625%, multiplied by (y) the Aggregate Revolving Commitments in effect at the time such extension becomes effective.
(c)Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.15    Increase in Commitments.
(a)Aggregate Revolving Commitments. The Borrower shall have the right from time to time, after the Closing Date and prior to the Revolving Commitment Termination Date, and subject to the terms and conditions set forth below, to increase the amount of the Aggregate Revolving Commitments (the effective date of any such increase of the Aggregate Revolving Commitments, as determined by the Administrative Agent and the Borrower, a “Revolving Credit Increase Effective Date”); provided that (i) no Default or Event of Default shall exist at the time of the request of the proposed increase in the Aggregate Revolving Commitments or immediately after giving effect thereto; (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects, on and as of the date of the increase in the Aggregate Revolving Commitments both immediately before and immediately after giving effect to such increase, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, they are true and correct in all material respects as of such earlier date (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), and except that (x) the representations and warranties set forth in Section 5.05(c) and Section 5.20 shall be made only as of the Closing Date, and (y) for purposes of this Section 2.15(a), the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01, (iii) such increase must be in a minimum amount of $25,000,000 and in integral multiples of $1,000,000 above such amount, (iv) the Aggregate Revolving Commitments shall not be increased by an amount after the Closing Date, in the aggregate, that is greater than $500,000,000 less the aggregate principal amount of any term tranches added after the Closing Date pursuant to subsection (b) below, (v) no individual Lender’s Revolving Commitment may be increased without such Lender’s written consent (which may be given or withheld at such Lender’s sole discretion), (vi) Schedule 2.01 shall be amended to reflect the revised amount of the Aggregate Revolving Commitments and revised Revolving Commitments of the Lenders and (vii) if any Revolving Loans are outstanding at the time of an increase in the Aggregate Revolving Commitments, the Borrower will prepay (provided that any such prepayment shall be subject to Section 3.05) one or more existing Revolving Loans (or in the case of the addition of any new Lender as set forth in the paragraph below, prepay and reborrow the outstanding Revolving Loans) in an amount necessary such that after giving effect to the increase in the Aggregate Revolving Commitments, each Lender will hold its Applicable Percentage (based on its Revolving Commitment of the revised Aggregate Revolving Commitments) of outstanding Revolving Loans.
Any such increase in the Aggregate Revolving Commitments shall apply, at the option of the Borrower to (x) the Revolving Commitment of one or more existing Lenders; provided that any Lender whose Revolving

Commitment is being increased must consent in writing thereto and/or (y) the creation of a new Revolving Commitment to one or more institutions that is not an existing Lender; provided that any such institution (A) must conform to the definition of Eligible Assignee and (B) must become a Revolving Lender under this Agreement by execution and delivery of a Lender Joinder Agreement or other documentation reasonably acceptable to the Borrower and the Administrative Agent, subject in each case under clauses (x) and (y) to the consent of any party whose consent would be required by Section 10.06(b) for such Person to be an assignee of a Revolving Commitment.
(b)New Term Tranches. The Borrower shall have the right from time to time, after the Closing Date and prior to the Revolving Commitment Termination Date, and subject to the conditions set forth below, to request a tranche or tranches of term loans (the effective date of any such tranche of term loans, as determined by the Administrative Agent and the Borrower, a “Tranche Increase Effective Date” and, together with each Revolving Credit Increase Effective Date, collectively, the “Increase Effective Dates” and each an “Increase Effective Date”); provided that (i) no Default or Event of Default shall exist at the time of such new term tranche or immediately after giving effect thereto, (ii) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects, on and as of the date of the funding of the new term tranche both immediately before and immediately after giving effect to such funding, except to the extent that such representations and warranties specifically refer to an earlier date (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), in which case, they are true and correct in all material respects as of such earlier date, and except that (x) the representations and warranties set forth in Section 5.05(c) and Section 5.20 shall be made only as of the Closing Date, and (y) for purposes of this Section 2.15(b), the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01, (iii) no Lender shall be required to participate in any such term tranche without its written consent, (iv) the aggregate principal amount of such term tranches after the Closing Date shall not exceed $500,000,000 less any increases in the Aggregate Revolving Commitments after the Closing Date pursuant to subsection (a) above, (v) the Borrower and the Lenders providing such term tranche shall enter into an amendment to this Agreement as is necessary to evidence such term tranche and all issues related thereto, including but not limited to, pricing and maturity of such term tranche, and all Lenders not providing such term tranche hereby consent to such limited scope amendment without future consent rights and (vi) Schedule 2.01 shall be amended to reflect the addition of any term tranche and the commitments related thereto.
(c)Any term tranche may be provided by one or more existing Lenders (at the sole discretion of any such existing Lender) or by one or more institutions that is not an existing Lender; provided that any such institution (A) must conform to the definition of Eligible Assignee and (B) must become a Lender under this Agreement by execution of a Lender Joinder Agreement or other documentation reasonably acceptable to the Borrower and the Administrative Agent.
(d)Additional Conditions to Effectiveness of Increase. As conditions precedent to each increase in the Aggregate Revolving Commitments and each new tranche of term loans pursuant to this Section 2.15, upon the reasonable request of any Lender made at least ten (10) days prior to the applicable Increase Effective Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, in each case at least five (5) days prior to the applicable Increase Effective Date.
(e)Conflicting Provisions. This Section 2.15 shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.16    Cash Collateral.
(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued by it and such drawing has resulted in an L/C Borrowing that is not repaid when due, (ii) as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, (iii) the Borrower shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the Borrower shall within one Business Day following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral in an amount not less than the applicable Minimum Collateral Amount

(determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by each Defaulting Lender).

(b)    Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in a blocked, non-interest bearing deposit account at Citibank. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral.

(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.03, 2.05, 2.17 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the determination by the Administrative Agent and each applicable L/C Issuer that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of the Borrower shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.17    Defaulting Lenders.
(a)Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuers hereunder; third, to Cash Collateralize the L/C Issuers’ unfunded Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as reasonably determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash

Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.16; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuers as a result of any judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    Each Defaulting Lender shall only be entitled to receive any fee payable under Section 2.09(a), for any period during which that Lender is a Defaulting Lender, to the extent applicable to the sum of (1) the outstanding principal amount of the Committed Loans funded by it and (2) its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16 (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16.
(C)    With respect to any Letter of Credit Fee or any Facility Fee payable under Section 2.09(a) not required to be paid to any Defaulting Lender pursuant to (A) or (B) above, the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
    (iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in unfunded L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (x) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause any Non-Defaulting Lender’s Applicable Percentage of the Total Revolving Outstandings to exceed such Non-Defaulting Lender’s Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
    (v)    Cash Collateral. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.16.

(b)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuers agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes.
(a)Payments Free of Taxes; Obligation to Withhold. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of a Credit Party or the Administrative Agent) require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Credit Party, then (A) the Administrative Agent or such Credit Party shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below, (B) such Credit Party or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Credit Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01(a)) the applicable Lender or the applicable L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.
(c)Indemnification for Taxes.
(i)    Each Credit Party, to the extent the Administrative Agent, the applicable Lender and the applicable L/C Issuer were not previously indemnified pursuant to Section 3.01(a), shall and does hereby indemnify the Administrative Agent, each Lender and each L/C Issuer, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or an L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an L/C Issuer, setting forth in reasonable detail the basis for such amounts, shall be conclusive absent manifest error. Each Credit Party shall, and does hereby indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender or an L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below.
(ii)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender or such L/C Issuer (but only to the extent that a Credit

Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of any Credit Party to do so), (y) the Administrative Agent and the Credit Party, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Credit Party, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by the Administrative Agent or a Credit Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (ii).
(d)Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Credit Party to a Governmental Authority as provided in this Section 3.01, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Status of the Administrative Agent, L/C Issuers and Lenders.
(i)Any of the Administrative Agent, any L/C Issuer or any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Administrative Agent, any L/C Issuer or any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not the Administrative Agent, such L/C Issuer or such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s or L/C Issuer's, as applicable, reasonable judgment such completion, execution or submission would subject such Lender or L/C Issuer to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or L/C Issuer.
(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)the Administrative Agent, any L/C Issuer or any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which the Administrative Agent, such L/C Issuer or such Lender becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender or L/C Issuer is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender and any Foreign L/C Issuer shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such Foreign L/C Issuer becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)in the case of a Foreign Lender or a Foreign L/C Issuer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)executed copies of IRS Form W-8ECI;
(III)in the case of a Foreign Lender or a Foreign L/C Issuer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender or such Foreign L/C Issuer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
(IV)to the extent a Foreign Lender or a Foreign L/C Issuer is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender or a Foreign L/C Issuer is a partnership and one or more direct or indirect partners of such Foreign Lender or such Foreign L/C Issuer are claiming the portfolio interest exemption, such Foreign Lender or such Foreign L/C Issuer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender or any Foreign L/C Issuer shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such Foreign L/C Issuer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to the Administrative Agent, any L/C Issuer or any Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if the Administrative Agent, such L/C Issuer or such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Administrative Agent, such L/C Issuer or such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that the Administrative Agent, such L/C Issuer or such Lender has complied with such party's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)The Administrative Agent, each L/C Issuer and each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(f)Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or an L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If the Administrative Agent, any Lender or any L/C Issuer determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) and net of any loss or gain realized in the conversion of such funds from or to another currency of the Administrative Agent, such Lender or such L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that such Credit Party, upon the request of the Administrative Agent, such Lender or such L/C Issuer, agrees to repay the amount paid over to such indemnified party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, any Lender or any L/C Issuer be required to pay any amount to any Credit Party pursuant to this subsection the payment of which would place the Administrative Agent, such Lender or such L/C Issuer, as the case may be, in a less favorable net after-Tax position than the Administrative Agent, such Lender or such L/C Issuer, as the case may be, would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or any L/C Issuer to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person or to file for or otherwise pursue on behalf of any Credit Party any refund of any Taxes.
(g)Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender or an L/C Issuer, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all other Obligations.
3.02    Illegality. If any Lender determines in good faith that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurocurrency Rate Loans (whether denominated in Dollars or an Alternative Currency) or LIBOR Floating Rate Loans, or to determine or charge interest rates based upon the Eurocurrency Rate or the LIBOR Daily Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender (a) to make or continue Eurocurrency Rate Loans in the affected currency or currencies or LIBOR Floating Rate Loans, (b) in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Committed Loans or LIBOR Floating Rate Loans to Eurocurrency Rate Committed Loans and (c) in the case of LIBOR Floating Rate Loans, to convert Base Rate Loans or Eurocurrency Rate Loans in Dollars to LIBOR Floating Rate Loans, shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), in the case of Eurocurrency Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Any Lender that is or becomes an Alternative Currency Participating Lender with respect to any Alternative Currency pursuant to this Section 3.02 or otherwise as provided in this Agreement shall promptly notify the Administrative Agent and the Borrower in the event that the impediment resulting in its being or becoming an Alternative Currency Participating Lender is alleviated in a manner such that it can become an Alternative Currency Funding Lender with respect to such Alternative Currency.
3.03    Inability to Determine Rates. If in connection with any request for a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan, a conversion to a Eurocurrency Rate Loan or a LIBOR Floating Rate Loan or continuation of a Eurocurrency Rate Loan (a) the Administrative Agent or the Required Lenders determine in good faith that for any reason that (i) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan or the applicable term with respect to any LIBOR Floating Rate Loan or (ii) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing proposed Base Rate Loan or the LIBOR Daily Floating Rate with respect to a proposed LIBOR Floating Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”) and the Administrative Agent or Required Lenders, as the case may be, reasonably expect that the situation described in clause (i) or (ii), as applicable, will be temporary and the circumstances described in Section 3.07 do not apply, or (b) the Administrative Agent or the Required Lenders determine in good faith that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or the LIBOR Daily Floating Rate with respect to a proposed LIBOR Floating Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan or LIBOR Floating Rate Loan, as the case may be, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies and/or make or maintain LIBOR Floating Rate Loans, as applicable, shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or a Borrowing of, or conversion to, LIBOR Floating Rate Loans, as applicable, or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent or Required Lenders has made a determination described in clause (a)(i) of this Section, the Administrative Agent, in consultation with the Borrower and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (x) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a)(i) of this Section, (y) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (z) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.
3.04    Increased Costs; Reserves on Eurocurrency Rate Loans and LIBOR Floating Rate Loans.
(a)Increased Costs Generally. If any Change in Law shall:
(i)impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below) or any L/C Issuer; or
(ii)subject any Lender or any L/C Issuer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans or LIBOR Floating Rate Loans made by such Lender or any Letter of Credit or participation therein (other than with respect to Taxes, which shall be governed solely by Section 3.01);
and the result of any of the foregoing shall be to increase the cost to such Lender, which such Lender deems material in its reasonable discretion, of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate or the LIBOR Daily Floating Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer in accordance with subsection (c) of this Section, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity ratios or requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy or liquidity), by an amount deemed by such Lender to be material in its reasonable discretion, then upon request of such Lender or L/C Issuer from time to time in accordance with subsection (c) of this Section, the Borrower will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth in reasonable detail the basis for and the calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or an L/C Issuer pursuant to the provisions of this Section for any increased costs incurred or reductions suffered more than three months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)Reserves on Eurocurrency Rate Loans and LIBOR Floating Rate Loans. The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan and/or LIBOR Floating Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans and/or LIBOR Floating Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), which in each case, shall be due and payable on each date on which interest is payable on such Loan; provided, the Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice. Any Lender which gives notice under this Section 3.04(e) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and the Borrower) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.
    Any amounts requested to be payable pursuant to this Section 3.04 shall be requested in good faith (and not on an arbitrary and capricious basis), and, notwithstanding anything contained in this Section 3.04, the Borrower shall not be obligated to pay any greater amounts than such Lender(s) or such L/C Issuer is (are) generally charging other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to the Borrower that are parties to similar credit agreements; provided that in no event shall any Lender or L/C Issuer be required to disclose information of other customers.

3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)any continuation, conversion, payment or prepayment of any Eurocurrency Rate Loan on a day other than the last day of the Interest Period for such Eurocurrency Rate Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert to any Eurocurrency Rate Loan on the date or in the amount notified by the Borrower;
(c)any failure by the Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;
(d)any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13; or
(e)any change in the applicable Spot Rate between the date of funding of an Alternative Currency Risk Participation pursuant to Section 2.02(f)(iii) and the date of repayment by the Borrower pursuant to Section 2.02(f)(vi);
including any loss or expense (including, without limitation, any foreign exchange losses) arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profits). The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Committed Loan made by it at the Eurocurrency Rate used in determining the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank eurodollar market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Committed Loan was in fact so funded. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), setting forth in reasonable detail the basis and calculation for such amounts, shall be conclusive absent manifest error. Notwithstanding the foregoing, any prepayment of a Eurocurrency Rate Loan made hereunder pursuant to Section 2.05(c) or (e) within 30 days of the end of the Interest Period with respect to such Eurocurrency Rate Loan, shall not be subject to this Section 3.05.

3.06    Mitigation Obligations; Replacement of Lenders.
(a)Designation of a Different Lending Office. Each Lender may make any Credit Extension to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 3.06(a), or if material amounts are paid to such Lender under Section 3.05, the Borrower may replace such Lender in accordance with Section 10.13.
3.07    LIBOR Successor Rate.
(a)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents:
(i)if the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive absent manifest error), or the Borrower notifies the Administrative Agent that the Borrower has reasonably determined that adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)if the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have reasonably determined, that the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)if the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to Borrower) that the Borrower or Required Lenders (as applicable) have reasonably determined, that syndicated loans currently being executed, or that include language similar to that contained in this Section 3.07, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing LIBOR in accordance with this Section 3.07 with (A) one or more SOFR-Based Rates or (B) another alternate benchmark rate, in each case giving due consideration to any evolving or then-existing market convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing market convention for similar U.S. dollar denominated syndicated credit facilities for such benchmarks (each, an “Adjustment”; any such proposed rate, a “LIBOR Successor Rate”), and any such amendment shall become effective at 2:00 p.m. on the fifth Business Day after the

Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment; provided that the Required Lenders shall not be entitled to object to any SOFR-Based Rate contained in any such amendment (and may only object to any Adjustment). Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in consultation with the Borrower. In no event shall the LIBOR Successor Rate be less than 0% per annum.
(b)In connection with the implementation of a LIBOR Successor Rate, the Administrative Agent will have the right to make LIBOR Successor Rate Conforming Changes in accordance with the definition thereof from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such LIBOR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such LIBOR Successor Rate Conforming Changes to the Lenders and the Borrower reasonably promptly after such amendment becomes effective.
(c)If no LIBOR Successor Rate has been determined and the circumstances under clause (a)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Floating Rate Loans and Eurocurrency Rate Loans shall be suspended, (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (y) the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or a Borrowing of or conversion to LIBOR Floating Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
(d)This Section shall supersede any provisions in Section 11.01 to the contrary.
3.08    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Revolving Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT
AND FURTHER CREDIT EXTENSIONS

4.01    Conditions of Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies or other electronic imaging transmission (e.g., “pdf” via e-mail) (followed promptly by originals to the extent requested by the Administrative Agent) and unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party (to the extent applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders.
(i)executed counterparts of this Agreement;
(ii)a Revolving Note executed by the Borrower in favor of each Revolving Lender requesting a Revolving Note at least two Business Days prior to the Closing Date;

(iii)such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Credit Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized as of the date hereof to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Credit Party is a party;
(iv)such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed (including, without limitation, articles or certificates of incorporation or other charter documents and bylaws or other governance documents of each Credit Party), and that each Credit Party is validly existing and in good standing in its jurisdiction of organization and the tax identification number for each Credit Party;
(v)favorable opinions of each counsel to the Credit Parties, addressed to the Administrative Agent and each Lender, as to the matters concerning the Credit Parties and the Loan Documents as the Required Lenders may reasonably request;
(vi)[reserved];
(vii)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since June 30, 2020 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect and (C) the Debt Rating as of the Closing Date; and
(viii)such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuers, or the Required Lenders reasonably may require.
(b)Any fees required to be paid by the Borrower to the Administrative Agent, the Arrangers or the Lenders on or before the Closing Date in connection with this Agreement shall have been, or concurrently with the Closing Date are being, paid.
(c)Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)If the Borrower desires to make a Borrowing on the Closing Date, a Committed Loan Notice relating to all Credit Extensions on the Closing Date and dated and delivered to the Administrative Agent at least the number of Business Days prior to the Closing Date consistent with Section 2.02(a).
(e)If the Borrower desires to make a Borrowing of a Eurocurrency Loan on the Closing Date, a breakage indemnity letter agreement executed by the Borrower in form and substance satisfactory to the Administrative Agent and dated and delivered to the Administrative Agent simultaneously with the delivery of the Committed Loan Notice pursuant to the immediately preceding clause (d).
(f)Evidence of the termination of the Existing Credit Agreement and that each “Loan” outstanding under (and as defined in) the Existing Credit Agreement shall have been, or concurrently with the Closing Date shall be, repaid to the applicable Lender (as defined in the Existing Credit Agreement).
(g)Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation, in each case at least five days prior to the Closing Date.

Without limiting the generality of the provisions of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to another Type, or a continuation of Eurocurrency Rate Committed Loans) is subject to the following conditions precedent:
(a)The representations and warranties of each Credit Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the date of such Credit Extension in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), and except that (x) the representations and warranties set forth in Section 5.05(c) and Section 5.20 shall be made only as of the Closing Date, and (y) for purposes of this Section 4.02, the representations and warranties contained in subsection (a) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsection (a) of Section 6.01.
(b)No Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)The Administrative Agent and, if applicable, an L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to another Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE X.
REPRESENTATIONS AND WARRANTIES

Each Credit Party represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power; Compliance with Laws. Each Credit Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization except to the extent permitted by Sections 7.03 or 10.21, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws; except in each case referred to in clause (a) (solely as to Subsidiaries that are not Credit Parties), (b)(i), (c) or (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02    Authorization; No Contravention. The execution, delivery and performance by each Credit Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law, except, in each case referred to in clause (b) or (c), as contemplated hereunder or to the extent such conflict, breach, contravention or violation, or creation of any such Lien could not reasonably be expected to have a Material Adverse Effect.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party of this Agreement or any other Loan Document other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, could not reasonably be expected to have a Material Adverse Effect.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Credit Party party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Credit Party party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
5.05    Financial Statements; No Material Adverse Effect.
(a)The Audited Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(b)The unaudited consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(b) for the most recent fiscal quarter end, and the related consolidated statements of income or operations and cash flows for the fiscal quarter ended on that date fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to the absence of footnotes and to normal year end audit adjustments.
(c)Since June 30, 2020, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(d)The consolidated financial covenant projections of the Borrower previously delivered to the Administrative Agent for the 2020, 2021 and 2022 fiscal years were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries and that no assurance is given by the Borrower that such projections will be realized).
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Credit Parties, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Credit Party or any of their Subsidiaries or against any of their properties or revenues that (a) challenge the validity or enforceability of this Agreement or any other Loan Document, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Property. Each of the Credit Parties and their Subsidiaries has good record and marketable title in fee simple (subject to the rights of other parties as owners of condominium units) to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except where failure to have any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.09    Environmental Compliance. The Credit Parties and their Subsidiaries are not in violation of any Environmental Laws and not subject to liabilities or claims thereunder that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10    Insurance. The properties of each Credit Party and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Credit Parties, in such amounts and with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Credit Party or the applicable Subsidiary operates.
5.11    Taxes. The Credit Parties and their Subsidiaries have filed all Federal, state and other Tax returns and reports required to be filed and have paid all Federal, state and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (to the extent required by GAAP) or (b) where failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against a Credit Party or any of their Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.
5.12    ERISA Compliance.
(a)Except as could not reasonably be expected to give rise to a Material Adverse Effect, each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Credit Parties, nothing has occurred that would cause the loss of such tax-qualified status.
(b)There are no pending or, to the knowledge of the Credit Parties, threatened in writing claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)(i) Except as could not reasonably be expected to give rise to a Material Adverse Effect, no ERISA Event has occurred, and neither any Credit Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Credit Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher except where the failure to attain such funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect, and neither any Credit Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date except where such drop in funding target attainment percentage could not reasonably be expected to give rise to a Material Adverse Effect; and (iv) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA.
(d)Neither the Borrower nor any Guarantor is or will be deemed to be “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

5.13    Margin Regulations; Investment Company Act; REIT Status.
(a)Neither the making of any Loan or the issuance of any Letter of Credit hereunder nor the use of proceeds thereof will violate the provisions of Regulation T, U or X of the FRB.
(b)None of the Credit Parties is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
(c)The Borrower currently has REIT Status.
5.14    Disclosure. No report, financial statement, certificate or other written information (other than projected financial information and information of a general economic or general industry nature) furnished by or on behalf of any Credit Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, taken as a whole and as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed by the Credit Parties to be reasonable at the time made (it being understood that such financial projections are subject to uncertainties and contingencies, which may be beyond the control of the Borrower and its Subsidiaries and that no assurance is given by any Credit Party that such projections will be realized).
5.15    Compliance with Laws. Each Credit Party, and each of its Subsidiaries, are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.16    Intellectual Property; Licenses, Etc. Each Credit Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent that failure to so own or possess such IP Rights or any such conflict, could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
5.17    Affected Financial Institution. Neither the Borrower nor any other Credit Party is an Affected Financial Institution.
5.18    Property. All of the Credit Parties’ and their respective Subsidiaries’ Properties are in good repair and condition, subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such Property and except for such defects relating to Properties which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.19    OFAC; AML Laws.
(a)Neither the Borrower, nor any of its Subsidiaries, nor, to the actual knowledge of the Borrower, any director, officer or employee thereof, is an individual or entity that is, or, to the actual knowledge of the Borrower, is Controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or (iii) located, organized or resident in a Designated Jurisdiction.
(b)The Borrower, its Subsidiaries and, to the actual knowledge of the Borrower, their respective directors, officers, employees and agents are in compliance in all material respects with all AML Laws.
(c)The Borrower has instituted and maintains policies and procedures designed to promote compliance in all material respects by the Borrower and its Subsidiaries with applicable Sanctions, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”).

5.20    Solvency. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents to occur on the Closing Date, including all Credit Extensions to occur on the Closing Date (if any), the Borrower and its Subsidiaries (on a consolidated basis) are Solvent.
5.21    Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or indirectly, in violation of the laws of the United States or other jurisdiction, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.
ARTICLE VI
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless a replacement letter of credit or cash collateral reasonably satisfactory to the applicable L/C Issuer has been provided to such L/C Issuer), the Credit Parties shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender):
(a)Within 90 days after the end of each fiscal year, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the consolidated statements of income, stockholders’ equity and cash flows, in each case of the Borrower and its Subsidiaries for such fiscal year, all in reasonable detail. Such financial statements shall be prepared in accordance with GAAP, consistently applied, audited and shall be accompanied by a report of Ernst & Young LLP or other independent public accountants of recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any “going concern” or like qualifications or exception or any qualification or exception as to the scope of the audit (other than a qualification indicating that the Obligations have become current liabilities within the year prior to the then applicable Revolving Commitment Termination Date); and
(b)Within 60 days after the end of each fiscal quarter (other than the fourth fiscal quarter in any fiscal year), the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the consolidated statements of income and cash flows for such fiscal quarter, and the portion of the fiscal year ended with such fiscal quarter, all in reasonable detail. Such financial statements shall be certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (and the Administrative Agent shall deliver to each Lender):
(a)Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer;
(b)No later than 90 days after the commencement of each fiscal year, an annual forecast for the then-current fiscal year in reasonable detail;
(c)[Reserved];
(d)Promptly after the same are available, and in any event within five (5) Business Days after filing with the SEC, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all publicly available annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Administrative Agent pursuant to Section 6.01 or other provisions of this Section 6.02;
(e)Promptly upon a Responsible Officer becoming aware of the occurrence of any (i) Reportable Event or (ii) non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) involving any Pension Plan or any trust created thereunder that could reasonably be expected to give rise to a material liability, written notice thereof and specifying what action the Borrower is taking or proposes to take with respect thereto, and, when known, any action taken by the IRS with respect thereto;
(f)Promptly upon a Responsible Officer becoming aware of the existence of any condition or event which constitutes a Default or Event of Default, written notice thereof and specifying what action the Borrower is taking or proposes to take with respect thereto;
(g)Promptly upon a Responsible Officer becoming aware that any Person has commenced a legal proceeding with respect to a claim against the Credit Parties or their respective Subsidiaries that could reasonably be expected to have a Material Adverse Effect, written notice identifying in summary fashion the nature of the claim and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;
(h)Promptly upon a Responsible Officer becoming aware of a change in the Debt Rating, written notice of such change;
(i)Promptly upon a Responsible Officer becoming aware, notice of any material change in accounting policies by the Borrower or any other Credit Party (except to the extent disclosed in the financial statements next delivered pursuant to Section 6.01);
(j)Promptly following any request therefor, information and documentation reasonably requested in writing by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation; and
(k)Such other data and information with respect to the Borrower or any Subsidiary as from time to time may be reasonably requested by the Administrative Agent; provided that neither the Borrower nor any Subsidiary will be required to furnish any data or information pursuant to this clause (k) to the extent that (i) disclosure thereof to the Administrative Agent or any Lender is then prohibited by law or any agreement binding on any Credit Party or any of its Subsidiaries or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product.
Documents required to be delivered pursuant to this Agreement (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provide a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.02 or on such other website as set forth in a written notice from the Borrower to the Administrative Agent and the Lenders or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), including the SEC’s EDGAR website; provided that the Credit Parties shall deliver paper copies of such documents to the Administrative Agent for any Lender that requests in writing to the Borrower and the Administrative Agent that the Credit Parties deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Credit Parties with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Credit Parties hereby acknowledge that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Credit Parties hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Credit Parties or their securities) (each, a “Public Lender”). The Credit Parties hereby agree that (w) all Borrower Materials (other than SEC Reports) that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (x) by marking Borrower Materials “PUBLIC,” the Credit Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as either publicly available information or not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all SEC Reports and all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials (other than SEC Reports) that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” The Credit Parties shall be in compliance with all requirements to deliver information under this Agreement if they have made such information available to the Administrative Agent and, to the extent required, Lenders other than Public Lenders, and the failure of Public Lenders to receive information made available to other Lenders shall not result in any breach of this Agreement.
6.03    Payment of Obligations. Pay and discharge as the same shall become due and payable, all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Credit Parties or such Subsidiary (to the extent required by GAAP) or (b) the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.04    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect the legal existence and good standing of the Credit Parties under the Laws of the jurisdiction of their organization except in a transaction permitted by Section 7.03 or 10.21; and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.05    Maintenance of Properties. (a) Maintain, preserve and protect all of its properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted and subject to exceptions for extraordinary or reasonably unforeseeable events, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) make all necessary repairs thereto and renewals and replacements thereof in a reasonably timely manner except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06    Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is customarily carried by companies engaged in similar businesses and owning similar assets in the general areas in which the Credit Parties or such Subsidiaries, as applicable, operate.
6.07    Compliance with Laws. Comply in all material respects with the requirements of all Laws (including all laws related to Sanctions, the FCPA, the UK Bribery Act 2010 and AML Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
6.08    Books and Records. Maintain proper books of record and account, in which entries true and correct in all material respects are made in conformity with GAAP consistently applied.
6.09    Inspection Rights. Permit the Lenders through the Administrative Agent, the Administrative Agent or any representative designated by the Administrative Agent, to visit and inspect any of the properties of the Credit Parties or any of their respective Subsidiaries (subject to the rights of any tenants), to examine the books of account of the Credit Parties and their respective Subsidiaries relating to their businesses (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Credit Parties and their respective Subsidiaries with their Responsible Officers, all at such reasonable times (during normal business hours) and intervals as the Administrative Agent may reasonably request upon not less than four (4) Business Days’ notice; provided, however, that inspections shall be limited to once per year unless an Event of Default shall have occurred and be continuing. The Administrative Agent and the Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Credit Parties’ or such Subsidiaries’ normal business operations. Notwithstanding anything to the contrary in this Section 6.09, no Credit Party nor any of their Subsidiaries will be required to disclose, permit the inspection, examination or making of extracts, or discussion of, any document, information or other matter that (i) in respect of which disclosure to the Administrative Agent (or its designated representative) or any Lender is then prohibited by law or any agreement binding on any Credit Party or any of its Subsidiaries or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product. Each such visit and inspection shall be at the visitor’s cost unless made during the continuance of an Event of Default, in which case all such costs shall be at the expense of the Borrower.
6.10    Use of Proceeds. Use the proceeds of any Credit Extensions for (a) the repayment of obligations under the Existing Credit Agreement and expenses related thereto and (b) working capital and general corporate purposes of the Borrower and its Subsidiaries (including Investments and acquisitions not prohibited hereunder).
ARTICLE VII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than contingent indemnity obligations) shall remain unpaid or unsatisfied, or any Letter of Credit (unless a replacement letter of credit or cash collateral reasonably satisfactory to the applicable L/C Issuer has been provided to such L/C Issuer) shall remain outstanding, each Credit Party shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01    [Reserved].
7.02    [Reserved].
7.03    Fundamental Changes. Merge, dissolve, liquidate or consolidate (including pursuant to a Division) with or into another Person, except that, so long as no Event of Default exists or would result therefrom and subject to the proviso below, (a) a Credit Party may merge or consolidate (including pursuant to a Division) with or into one or more other Credit Parties, (b) any Subsidiary (other than the Operating Partnership) may merge or consolidate (including pursuant to a Division) with or into a Credit Party or another Subsidiary or may dissolve or liquidate, or (c) any other merger, dissolution, liquidation or consolidation (including pursuant to a Division) that does not result in a Change of Control shall be permitted; provided that (i) if the Borrower or the Operating Partnership is a party to any merger or consolidation permitted under this Section 7.03 it shall be the surviving entity and (ii) in no event shall the Borrower and the Operating Partnership be permitted to merge or consolidate with each other.
7.04    Restricted Payments. In the case of the Borrower, make any Restricted Payment if an Event of Default exists, except so long as no Event of Default shall have occurred and be continuing under Section 8.01(a) or would result therefrom, such Restricted Payment shall be permitted in an amount not to exceed the greater of (A) the amount which, when added to the amount of all other Restricted Payments paid by the Borrower in the same fiscal quarter and the preceding three fiscal quarters, would not exceed 95% of Funds From Operations of the Borrower and its Subsidiaries for the four consecutive fiscal quarters ending prior to the fiscal quarter in which such Restricted Payment is paid and (B) the minimum amount of Restricted Payments required (I) under the Code to maintain and preserve Borrower’s REIT Status and (II) to avoid the payment of federal or state income or excise tax; provided however, that if an Event of Default under Section 8.01(a) has occurred and is continuing, the Borrower may only make Restricted Payments in the minimum amount necessary to comply with Section 857(a) of the Code and maintain the Borrower’s REIT Status.
7.05    Change in Nature of Business. Make any material change in the principal nature of the business of the Credit Parties and their Subsidiaries, taken as a whole, such business being the acquisition, ownership, management, development and renovation of real property and buildings for use as office, office/laboratory, research, health sciences, technology or manufacturing/warehouse properties and related real property (and appurtenant amenities).
7.06    Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Credit Parties or their respective Subsidiaries other than (a) salary, bonus, employee stock option, relocation assistance and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are disclosed to the board of directors of the Borrower and expressly authorized by a resolution of the board of directors of the Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions permitted by this Agreement, (d) transactions between or among Credit Parties and Subsidiaries and (e) transactions on overall terms substantially as favorable to Credit Parties or their Subsidiaries as would be the case in an arm’s length transaction between unrelated parties.
7.07    Burdensome Agreements. Enter into any Negative Pledge if immediately prior to the effectiveness of such Negative Pledge, or immediately after giving effect thereto, (i) a Default or Event of Default exists or (ii) the Credit Parties are not in compliance with any of the covenants set forth in Section 7.09 determined on a pro forma basis.

7.08    [Reserved].
7.09    Financial Covenants.
(a)Permit the Fixed Charge Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.50:1.00.
(b)Permit the Secured Debt Ratio, as of the last day of any fiscal quarter, to exceed 45.0%; provided, however, that the Secured Debt Ratio may increase, from time to time, to not greater than 50.0% as of the last day of each of any four consecutive fiscal quarters.
(c)Permit the Leverage Ratio, as of the last day of any fiscal quarter, to exceed 60.0%; provided, however, that the Leverage Ratio may increase, from time to time, to not greater than 65.0% as of the last day of each of any four consecutive fiscal quarters.
(d)Permit the Unsecured Interest Coverage Ratio, as of the last day of any fiscal quarter, to be less than 1.75 to 1.00.
7.10    Sanctions. Knowingly directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities of or business with any individual or entity in violation of Sanctions, or in any Designated Jurisdiction in violation of Sanctions, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, or otherwise) of Sanctions or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the FCPA or any other applicable anti-corruption law.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an “Event of Default”:
(a)Non-Payment. Any Credit Party fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or
(b)Specific Covenants. Any Credit Party fails to perform or observe any term, covenant or agreement contained in Article VII; or
(c)Other Defaults. Any Credit Party or Subsidiary fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 Business Days following written notice by Administrative Agent or, if such Default is not reasonably susceptible of cure within such period, within such longer period as is reasonably necessary to effect a cure so long as such Credit Party or such Subsidiary continues to diligently pursue cure of such Default but not in any event in excess of 60 Business Days; or
(d)Representations and Warranties. Any representation or warranty by a Credit Party or any of its Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by a Credit Party or any of its Subsidiaries pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Lenders; or
(e)Cross-Default. Any Credit Party or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any Indebtedness (other than (A) Non-Recourse Debt and (B) the Obligations) of

$125,000,000 or more required on its part to be paid when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any Indebtedness (other than Non-Recourse Debt) of $125,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right (after giving effect to any notice or grace periods applicable thereto) to declare such Indebtedness due before the date on which it otherwise would become due or the right (after giving effect to any notice or grace periods applicable thereto) to require a Credit Party or any such Subsidiary to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness (provided, that for the purpose of this subsection (e), the principal amount of Indebtedness consisting of a Swap Contract shall be the amount which is then payable by the counterparty to close out the Swap Contract); or
(f)Insolvency Proceedings, Etc. Any Credit Party or any Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or
(g)Inability to Pay Debts; Attachment. (i) Any Credit Party or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or
(h)Judgments. There is entered against any Credit Party or any Subsidiary a final judgment or order for the payment of money in an aggregate amount exceeding $125,000,000 (to the extent not paid or covered by (x) independent third party insurance from an insurer that has been notified of the relevant claim and not denied coverage or (y) an indemnity from a Person that has been notified of the relevant claim and not denied its obligation to indemnify such amount), and (i) enforcement proceedings are commenced by any creditor upon such judgment or order or (ii) such judgment or order shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal; or
(i)ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of the Credit Parties or their Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect, or (ii) the Credit Parties or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that would reasonably be expected to result in a Material Adverse Effect; or
(j)Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or relating to the satisfaction in full of all the Obligations (or cash collateralization in a manner reasonably satisfactory to each L/C Issuer with respect to outstanding Letters of Credit issued by it), ceases to be in full force and effect; or any Credit Party contests in any manner the validity or enforceability of any Loan Document; or any Credit Party purports to revoke, terminate or rescind any Loan Document (except as specifically contemplated hereunder or thereunder); or
(k)Change of Control. There occurs any Change of Control.
8.02    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, (i) Required Revolving Lenders with respect to Sections 8.02(a) and (c) below and (ii) the Required Lenders with respect to Sections 8.02(b) and (d) below take any or all of the following actions:

(a)declare the commitment of each Revolving Lender to make Revolving Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Credit Parties;
(c)require that the Credit Parties Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any one or more of the Credit Parties under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to or for the account of such Credit Party shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuers (including fees and time charges for attorneys who may be employees of any Lender or any L/C Issuer) and amounts payable under Article III), ratably among them in proportion to the amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been paid in full, to the Credit Parties or as otherwise required by Law.
Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX
ADMINISTRATIVE AGENT

9.01    Appointment and Authority. Each of the Lenders and the L/C Issuers hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and, except as set forth in Section 9.06, neither the Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with a Credit Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The foregoing provisions of this Section 9.02 shall likewise apply to the Person serving as an Alternative Currency Fronting Lender.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(a)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Credit Parties or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders or Required Revolving Lenders, as the case may be (or such other number, percentage or class of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent by the Borrower, a Lender or an L/C Issuer.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Successor Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Borrower. The Required Lenders may remove the Administrative Agent from its capacity as Administrative Agent in the event of the Administrative Agent’s willful misconduct or gross negligence or if the Person serving as the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof. Upon receipt of any such notice of resignation or the removal of the Administrative Agent as Administrative Agent hereunder, the Required Lenders shall have the right (with the consent of the Borrower provided there does not exist an Event of Default at such time (except that the Borrower shall, in all events, be deemed to have approved the Lenders and each of their respective Affiliates as a successor Administrative Agent)), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (with the consent of the Borrower provided there does not exist an Event of Default at such time) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation or the Required Lenders remove the Administrative Agent hereunder, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice (the “Retirement Effective Date”).
(b)    With effect from the Retirement Effective Date: (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring (or removed) Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(f) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Retirement Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (A) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (B) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(c)    Any resignation by Citibank as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and an Alternative Currency Fronting Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Alternative Currency Fronting Lender, (b) the retiring L/C Issuer and Alternative Currency Fronting Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit and (d) the successor Alternative Currency Fronting Lender shall make arrangements with the resigning Alternative Currency Fronting Lender for the funding of all outstanding Alternative Currency Risk Participations applicable to Revolving Loans denominated in an Alternative Currency advanced by such Alternative Currency Fronting Lender.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Syndication Agents, the Documentation Agents or Arrangers listed on the cover page hereof or any additional titled agents which may be added thereto from time to time shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, indemnification, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, indemnification, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10    Collateral and Borrower Matters. The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion and the Administrative Agent hereby agrees:
(a)to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Revolving Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (unless cash collateralized or supported by a letter of credit of manner satisfactory to the applicable L/C Issuer), (ii) that is sold or to be sold as part of or in connection with any sale not prohibited hereunder or under any other Loan Document, or (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders; and
(b)to release a Guarantor (other than the Operating Partnership) from liability for the Obligations in accordance with Section 10.20.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property.
9.11    No Obligations of Credit Parties. Nothing contained in this Article IX shall be deemed to impose upon the Credit Parties any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Lenders under any provision of this Agreement, and the Credit Parties shall have no liability to the Administrative Agent or any of the Lenders in respect of any failure by the Administrative Agent or any Lender to perform any of its obligations to the Administrative Agent or the Lenders under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by the Credit Parties to the Administrative Agent for the account of the Lenders, the Credit Parties’ obligations to the Lenders in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.
9.12    Lender Representations Regarding ERISA.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true;
(i)Such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or,
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that;
(i)None of the Administrative Agent or any of its Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);
(ii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50,000,000, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E);
(iii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations);
(iv)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and
(v)no fee or other compensation is being paid directly to the Administrative Agent or any of its Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)The Administrative Agent hereby informs the Lenders that it is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that it has a financial interest in the transactions contemplated hereby in that it or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Credit Parties therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the written concurrence of the Required Lenders) and the Credit Parties, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 2.06 or Section 8.02) without the written consent of such Lender (subject to Sections 2.14 and 2.15);
(c)postpone any date fixed by this Agreement or any other Loan Document for any payment of principal or payment of interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby (subject to Section 2.14);
(d)reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or Letter of Credit Fees (subject to clause (i) of the second proviso to this Section 10.01) at the Default Rate;
(e)change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender (subject to Section 2.17);
(f)change any provision of this Section or any percentage specified in the definition of “Required Lenders” or “Required Revolving Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (subject to Section 2.17); or
(g)release (i) the Borrower or (ii) the Operating Partnership, as a Credit Party hereunder, without the written consent of each Lender;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, amend, or waive or consent to any departure from, the definitions of LIBOR, LIBOR Screen Rate, LIBOR Successor Rate, LIBOR Successor Rate Conforming Changes or Scheduled Unavailability Date or the provisions of Section 3.07; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) a Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; and (v) so long as the Revolving Commitments remain outstanding, no amendment, waiver or consent which has the effect of enabling the Borrower to satisfy any condition to a Committed Borrowing contained in Section 4.02 hereof, which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Revolving Lenders to make any additional Revolving Loan unless and until the Required Revolving Lenders shall consent thereto.

Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (subject to Section 2.14 and 2.15) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document (other than any provision of this Section) without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document; provided that the Administrative Agent shall promptly give the Lenders notice of any such amendment, modification or supplement.
10.02 Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i) if to a Credit Party, the Administrative Agent, an L/C Issuer or an Alternative Currency Fronting Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 and
(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been received upon the sender’s receipt of an acknowledgement from the intended recipient (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Credit Party may, in its discretion, agree to accept notices and other communications to such Person(s) hereunder by electronic communications pursuant to procedures approved by such Person(s), provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM

LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Credit Parties, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Credit Party, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)Change of Address, Etc. Each of the Credit Parties, the Administrative Agent and each L/C Issuer may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and the L/C Issuers. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(e)Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Credit Parties even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof as understood by the recipient, varied from any confirmation thereof. The Credit Parties shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Credit Parties except to the extent resulting from the gross negligence or willful misconduct of Administrative Agent, any L/C Issuer, any Lender or any Related Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Credit Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Credit Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.03    No Waiver; Cumulative Remedies. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided and provided under each other Loan Document are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.04    Expenses; Indemnity; Damage Waiver.
(a)Costs and Expenses. The Credit Parties shall pay (i) all reasonable and documented out of pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent (limited to one counsel, and, if applicable, one local counsel in each material jurisdiction)), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit issued by it or any demand for payment thereunder and (iii) all out of pocket expenses incurred by the Administrative Agent, any Lender, any Alternative Currency Fronting Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(b)Indemnification by the Credit Parties. The Credit Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Credit Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by an L/C Issuer to honor a demand for payment under a Letter of Credit issued by it if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Credit Parties or any of their Subsidiaries, or any Environmental Liability related in any way to the Credit Parties or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, and regardless of whether any Indemnitee is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party has obtained a final and non-appealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)Reimbursement by Lenders. To the extent that the Credit Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer or any Related Party of any of the foregoing, and without limiting the obligation of the Credit Parties to do so, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).
(d)Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any Indemnitee and any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (other than in respect of any such claim paid or required to be paid by an Indemnitee to a third party (including another Indemnitee) for which such Indemnitee is otherwise entitled to indemnification pursuant to this Section 10.04) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Except as otherwise expressly set forth herein with respect to the waiver by the Indemnitees of claims for special, indirect, consequential or punitive damages (as opposed to direct or actual damages), such waiver by the Indemnitees shall not affect the indemnification obligations of the Credit Parties under this Section 10.04. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby except to the extent of actual or direct damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction in a final and non-appealable judgment.
(e)Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor (accompanied by reasonable back-up documentation).
(f)Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, any Alternative Currency Fronting Lender and any L/C Issuer, the replacement of any Lender, the termination of the Aggregate Revolving Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside. To the extent that any payment by or on behalf of the Credit Parties is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Credit Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Alternative Currency Risk Participations) at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)Minimum Amounts.
(A)in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Business Days after having received written notice thereof;
(B)the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;
(C)the consent of each L/C Issuer shall be required for any assignment of a Commitment; and
(D)the consent of an Alternative Currency Fronting Lender shall be required for any assignment of a Commitment.

(iv)Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)No Assignment to Certain Persons. No such assignment shall be made (A) to a Credit Party or any of the Credit Parties’ Affiliates or Subsidiaries, (B) in the case of any assignment of Commitments or Loans by any Revolving Lender, to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) in accordance with its Applicable Percentage and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note, as applicable, to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of, and interest owing on, the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive (absent manifest error), and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(d)Participations. Any Lender may at any time, without the consent of, but with, subject to the proviso to the fourth sentence of the immediately succeeding paragraph, prior written notice to, the Borrower and the

Administrative Agent, sell participations to any Person (other than a natural person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, or a Credit Party or any of the Credit Parties’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Alternative Currency Risk Participations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, the Credit Parties agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (subject to the requirements and limitations therein, including the requirements under Section 3.01(e)). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.01(e) as though it were a Lender.
(f)Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank or to another central bank; provided that no such pledge or assignment, or grant of a security interest, shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.
(g)[Reserved].
(h)Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Revolving Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Committed Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any

Committed Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Committed Loan, the Granting Lender shall be obligated to make such Committed Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Credit Parties under this Agreement (including its obligations under Section 3.01 or 3.04), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Committed Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Committed Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Committed Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Committed Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(i)Resignation as L/C Issuer or Alternative Currency Fronting Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time a Lender that is an L/C Issuer and/or an Alternative Currency Fronting Lender assigns all of its Revolving Commitment and Loans pursuant to subsection (b) above, such Lender may, (i) upon 30 days’ notice to the Borrower and the Lenders, resign as an L/C Issuer and/or (ii) upon 30 days’ notice to the Borrower, resign as an Alternative Currency Fronting Lender. In the event of any such resignation as L/C Issuer or Alternative Currency Fronting Lender, the Borrower shall be entitled to appoint from among the Lenders (with the applicable Lender’s consent) a successor L/C Issuer or Alternative Currency Fronting Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of such Lender as an L/C Issuer or an Alternative Currency Fronting Lender, as the case may be. If any Lender resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Revolving Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Lender resigns as an Alternative Currency Fronting Lender, it shall retain all the rights and obligations of an Alternative Currency Fronting Lender hereunder with respect to all Alternative Currency Risk Participations outstanding as of the effective date of its resignation as an Alternative Currency Fronting Lender (including the right to require Alternative Currency Participating Lenders to fund any Alternative Currency Risk Participations therein in the manner provided in Section 2.02(f)). Upon the appointment of a successor L/C Issuer and/or Alternative Currency Fronting Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Alternative Currency Fronting Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
10.07    Treatment of Certain Information; Confidentiality.
(a)Confidentiality. Each Lender and the Administrative Agent (each, a “Lender Party”) hereby agrees for itself and for the L/C Issuers only that, except as specifically set forth herein, (i) such Lender Party shall not participate in or generate any press release or other release of information to the general public relating to the closing of the Loan without the prior written consent of the Borrower, (ii) such Lender Party shall hold the Confidential Information in accordance with such Lender Party’s customary procedures to prevent the misuse or disclosure of confidential information of this nature and in accordance with safe and sound banking practices, (iii) such Lender Party shall use the Confidential Information solely for the purposes of underwriting the Loan or acquiring an interest therein, carrying out such Lender Party’s rights or obligations under this Agreement, in connection with the syndication of the Loan, the enforcement of the Loan Documents, or other internal examination, supervision or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party, or as otherwise permitted by the terms of this Section 10.07 (collectively, “Permitted Purposes”), and (iv) not disclose the Confidential Information to any party, except as expressly authorized in this Agreement or with prior written consent of the Borrower. Each Lender Party shall promptly notify the Borrower in the event that it becomes aware of any loss or unauthorized disclosure of any Confidential Information. In addition, each Lender Party may disclose the existence of this Agreement and furnish a copy of the cover page of this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Lender Parties in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
Each Lender Party shall not have any obligations under this Agreement with respect to a specific portion of the Confidential Information if such Lender Party can demonstrate that such Confidential Information (i) was publicly available at the time it was disclosed to such Lender Party, (ii) became publicly available subsequent to the time it was disclosed to such Lender Party, (iii) was in or comes into a Lender Party’s possession from a source not known to such Lender Party (after reasonable inquiry) to be in breach of an obligation of confidentiality owed to the Borrower in making such disclosure to such Lender Party, (iv) was in or comes into Lender Party’s possession free of any obligation of confidence owed to the Borrower at the time it was disclosed to them, or (v) was developed by the employees or agents of the Lender Party without the use of the Confidential Information.
(b)Disclosures. Any Lender Party or its legal counsel may disclose the Confidential Information (i) to the Borrower, other Lenders, the Administrative Agent or any of their respective legal counsel, (ii) to its auditors in connection with bank audits or preparation of annual financial statements or regulatory officials having jurisdiction over such Lender Party, (iii) to its legal counsel who need to know the Confidential Information for the purposes of representing or advising the Lender Parties, (iv) with prior written notice to the Chief Executive Officer of the Borrower, to its consultants, agents and advisors retained in good faith by such Lender Party with a need to know such information in connection with a Permitted Purpose, (v) as required by Law or legal process (subject to the terms below), or in connection with any legal proceeding in connection with the Loan Documents, or to the extent necessary or desirable to establish, enforce or assert any claims or defenses in connection with any legal proceeding by or against such Lender Party, (vi) to another potential Lender or participant in connection with a disposition or proposed disposition to that Person of all or part of that Lender Party’s interests hereunder or a participation interest in its Notes, (vii) to its directors, officers, employees and affiliates that control, are controlled by, or are under common control with such Lender Party or its parent or otherwise within the corporate umbrella of such Lender Party who need to know the confidential information for purposes of underwriting the Loan or becoming a party to this Agreement, the syndication of the Loan, the administration, interpretation, performance or exercise of rights under the Loan Documents, the enforcement of the Loan Documents, or other internal supervision, examination or oversight of the transactions contemplated hereby as reasonably determined by such Lender Party and (viii) to any swap counterparties of a Lender Party, provided that any Person to whom any of the Confidential Information is disclosed is informed by such Lender Party of the strictly confidential nature of the Confidential Information, and such Persons described in clauses (b)(iv) and (vi) shall agree in writing to be bound by confidentiality restrictions at least as restrictive as those contained herein. Notwithstanding the foregoing, a Lender Party may disclose Confidential Information to the extent such Lender Party is requested or required by any Law or any order of any court, governmental, regulatory or self-regulatory body or other legal process to make any disclosure of or about any of the Confidential Information. In such event (except with respect to banking regulators or auditors), such Lender Party shall, if permitted by law, promptly notify the Borrower in writing so that the Borrower may seek an appropriate protective order or waive compliance with the provisions of this Agreement (provided that if a protective order or the receipt of a waiver hereunder has not been obtained, or if prior notice is not possible, and a Lender Party is, in the opinion of its counsel, compelled to disclose Confidential Information, such Lender Party may disclose that portion of the Confidential Information which its counsel advises it that such Lender Party is compelled to disclose, and provided further that in any event, such Lender Party will not oppose action by the Borrower to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information). Each Lender Party shall be liable (but only to the extent it is finally determined to have breached the provisions of this Section 10.07(b)) for any actions by such Lender Party (but not any other Person) which are not in accordance with the provisions of this Section 10.07(b).

(c)No Rights in Confidential Information. The Administrative Agent and each Lender recognizes and agrees that nothing contained in this Section 10.07 shall be construed as granting any property rights, by license or otherwise, to any Confidential Information (other than the Agreement or any amendments thereto or any related agreements), or to any invention or any patent, copyright, trademark, or other intellectual property right that has issued or that may issue, based on such Confidential Information (other than the Agreement or any amendments thereto or any related agreements). No Lender Party shall make, have made, use or sell for any purpose any product or other item using, incorporating or derived from any such Confidential Information; provided that the foregoing shall not limit or restrict in any way the creation, use or sale of banking or related services by any Lender Party.
(d)Survival. All Confidential Information provided by or on behalf of the Borrower during the term of this Agreement or any predecessor agreements shall remain confidential indefinitely and shall continue to receive that level of confidential treatment customarily provided by commercial banks dealing with confidential information of their borrower customers, subject, however, to the specific exceptions to confidential treatment provided herein. For a period of one year after the Termination Date, the affected Lender Party shall continue to make reasonable inquiry of any third party providing Confidential Information as to whether such third party is subject to an obligation of confidentiality owed to the Borrower or its Subsidiaries and if such Lender Party obtains knowledge that such third party is violating a confidentiality agreement with the Borrower, such Lender Party shall treat the Confidential Information received from such third party as strictly confidential in accordance with the provisions of this Section 10.07. For purposes of this Section 10.07(d), the “Termination Date” shall mean the earlier of the termination of this Agreement or, with respect to a specific Lender Party, the date such Person no longer holds an interest in any Loan.
(e)Injunctive Relief. Each Lender Party hereby agrees that breach of this Section 10.07 will cause the Borrower irreparable damage for which recovery of damages would be inadequate, and that the Borrower shall therefore be entitled to obtain timely injunctive relief under this Agreement, as well as such further relief as may be granted by a court of competent jurisdiction.
(f)No Fiduciary Duty. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Administrative Agent or the Lenders to a Credit Party.
(g)Separate Action. Each Credit Party covenants and agrees not to, and hereby expressly waives any right to, raise as a defense, affirmative defense, set off, recoupment or otherwise against any Lender Party any claim arising from or relating to an alleged breach of this Section 10.07 in any action, claim or proceeding relating to a breach of the Loan Documents by the Credit Parties or other action to enforce or recover the Obligations, and covenant and agree that any claim against a Lender Party arising from or relating to an alleged breach of this Section 10.07 by a Lender Party shall only be asserted as an affirmative claim in a separate action against the applicable Lender Party.
10.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of a Credit Party against any and all of the obligations of the Credit Parties now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer, irrespective of whether or not such Lender or such L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Credit Parties may be contingent or unmatured or are owed to a branch or office of such Lender or such L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff hereunder, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Credit Parties and the

Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Credit Parties. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. pdf by e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the applicable L/C Issuer, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders. If (a) any Lender requests compensation under Section 3.04, (b) any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (c) any Lender is a Defaulting Lender, (d) any Lender refuses to consent to an amendment, modification or waiver of this Agreement that, pursuant to Section 10.01, (i) requires the consent of 100% of the Lenders and the consent of the Required Lenders has been obtained or (ii) requires the consent of each Lender directly affected thereby, or (e) any other circumstance exists hereunder that gives the Borrower the right to replace a Lender as a party hereto, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender (a “Departing Lender”) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06 except as provided in this Section 10.13), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee (a “Replacement Lender”) that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(A)    the Administrative Agent shall have received payment of the assignment fee specified in Section 10.06(b);
(B)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, funded Alternative Currency Risk Participations and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under

Sections 3.04, 3.05 and 10.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(C)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(D)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Departing Lender required to make an assignment pursuant to this Section 10.13 shall promptly execute and deliver an Assignment and Assumption with the applicable Replacement Lender. If such Departing Lender does not execute and deliver to the Administrative Agent a duly completed Assignment and Assumption and/or any other documentation reasonably necessary to reflect such replacement within a period of time deemed reasonable by the Administrative Agent after the later of (i) the date on which the Replacement Lender executes and delivers such Assignment and Assumption and/or such other documentation and (ii) the date on which the Departing Lender receives all payments described in clause (B) of this Section 10.13, then such Departing Lender shall be deemed to have executed and delivered such Assignment and Assumption and/or such other documentation as of such date and the Borrower shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption and/or such other documentation on behalf of such Departing Lender.
10.14    Governing Law; Jurisdiction; Etc.
(a)GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)SUBMISSION TO JURISDICTION. EACH OF THE CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)WAIVER OF VENUE. EACH OF THE CREDIT PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
10.16    USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall, following a request by the Administrative Agent or any Lender, promptly provide all documentation and other information that the Administrative Agent or such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act.
10.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it
10.18    Lender Representation Regarding Plan Assets. Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, in each case, for the benefit of the Credit Parties, that such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Revolving Commitments.
10.19    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
10.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable;

(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.21    Release of a Guarantor.
(a)Notwithstanding anything to the contrary contained in this Agreement, the Borrower may (i) sell, assign, transfer or dispose of its interest in a Guarantor (other than the Operating Partnership) that is a Subsidiary of the Borrower or (ii) request that any Guarantor (other than the Operating Partnership) be released from its obligations under the Loan Documents; provided, that, immediately before the earlier of (A) the closing of such sale, assignment, transfer or disposition and (B) the effectiveness of such requested release, the Borrower shall have delivered to the Administrative Agent a certification, together with such other evidence as the Administrative Agent may reasonably request, that no Event of Default shall be continuing at the time of the closing of such sale, assignment, transfer or disposition or of the effectiveness of such release, as the case may be, other than an Event of Default that would be cured by virtue of the occurrence of such sale, assignment, transfer, disposition or release. The Administrative Agent shall promptly notify the Lenders of any such sale, assignment, transfer, disposition or release pursuant hereto.
(b)Upon a sale, assignment, transfer, disposition or request for release in accordance with subsection (a) above, the Administrative Agent shall, at the expense of the Borrower, take such action as is reasonably appropriate to effect such release.
10.22    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Credit Parties acknowledge and agree, and acknowledge their Subsidiaries’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Credit Parties and their respective Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, each Arranger and each Lender, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Credit Parties or any of their respective Affiliates, stockholders, creditors or employees or any other Person; (iii) none of the Administrative Agent, the Arrangers or any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Credit Parties with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, the Arrangers or any Lender has advised or is currently advising the Credit Parties or any of their respective Affiliates on other matters) and none of the Administrative Agent, the Arrangers or any Lender has any obligation to the Credit Parties or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Credit Parties and their respective Affiliates, and none of the Administrative Agent, the Arrangers or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Credit Parties hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty arising out of the transactions contemplated hereby.

10.23    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Credit Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due the Administrative Agent or any Lender from any Credit Party in the Agreement Currency, such Credit Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party (or to any other Person who may be entitled thereto under applicable law).
10.24    Alternative Currency Fronting Lenders; Fronting Commitments. At any time after the Closing Date, the Borrower may make a request to the Administrative Agent that any existing Revolving Lender act as an additional Alternative Currency Fronting Lender. Upon the Administrative Agent’s approval that such Revolving Lender may act as an Alternative Currency Fronting Lender, the Administrative Agent shall promptly notify such Revolving Lender of such request. Upon the agreement by the applicable Revolving Lender to act as an Alternative Currency Fronting Lender, such Revolving Lender shall become an Alternative Currency Fronting Lender hereunder with a Fronting Commitment in an amount agreed to by the Borrower, the Administrative Agent, and such Alternative Currency Fronting Lender, and the Administrative Agent shall promptly notify the Borrower of such additional Alternative Currency Fronting Lender and such Alternative Currency Fronting Lender’s Fronting Commitment. In addition, any Alternative Currency Fronting Lender may from time to time increase or decrease its Fronting Commitment pursuant to a written agreement executed by the Borrower, the Administrative Agent, and such Alternative Currency Fronting Lender.
ARTICLE XI
GUARANTY

11.01The Guaranty. Each of the Guarantors hereby jointly and severally, absolutely and unconditionally guarantees to each Lender, each L/C Issuer and each other holder of the Obligations as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.
Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents or the other documents relating to the Obligations, the obligations of each Guarantor under this Agreement and the other Loan Documents shall not exceed an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under applicable Debtor Relief Laws.
11.02 Obligations Unconditional. The obligations of the Guarantors under Section 11.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or other documents relating to the Obligations, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable Laws, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor (other than payment in full of the Obligations), it being the intent of this Section 11.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other

Guarantor for amounts paid under this Article XI until such time as the Obligations (other than contingent indemnity obligations) have been paid in full and the Commitments have expired or terminated. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by Law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:
(a)at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;
(b)any of the acts mentioned in any of the provisions of any of the Loan Documents or other documents relating to the Obligations shall be done or omitted;
(c)the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Loan Documents or other documents relating to the Obligations shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;
(d)any Lien granted to, or in favor of, the Administrative Agent or any other holder of the Obligations as security for any of the Obligations shall fail to attach or be perfected; or
(e)any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).
With respect to its obligations hereunder, each Guarantor hereby expressly waives, to the extent permitted by Law, diligence, presentment, demand of payment, protest and all notices whatsoever, acceptance hereof, and any requirement that the Administrative Agent or any other holder of the Obligations exhaust any right, power or remedy or proceed against any Person under any of the Loan Documents or any other document relating to the Obligations, or against any other Person under any other guarantee of, or security for, any of the Obligations.
11.03 Reinstatement. The obligations of the Guarantors under this Article XI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any Debtor Relief Law or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent, each Lender and each other holder of the Obligations on demand for all reasonable costs and expenses (including, without limitation, the fees, charges and disbursements of counsel) incurred by the Administrative Agent, such Lender or such other holder of the Obligations in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.
11.04 Certain Additional Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 11.02 and through the exercise of rights of contribution pursuant to Section 11.06.
11.05 Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent, the Lenders and the other holders of the Obligations, on the other hand, the Obligations may be declared to be forthwith due and payable as specified in Section 8.02 (and shall be deemed to have become automatically due and payable in the circumstances specified in Section 8.02) for purposes of Section 11.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 11.01.
11.06 Rights of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under applicable Laws. Such contribution rights shall be subordinate and subject in right of payment to the obligations of such Guarantors under the Loan Documents and no Guarantor shall exercise such rights of contribution until all Obligations have been paid in full and the Commitments have terminated.

11.07 Guarantee of Payment; Continuing Guarantee. The guarantee in this Article XI is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

11.08 Additional Guarantors. The Borrower may at any time and from time to time, upon written request to the Administrative Agent, cause a Domestic Subsidiary that is a Wholly-Owned Subsidiary to become a Guarantor under this Agreement by (a) executing a Joinder Agreement and (b) delivering such other documentation as the Administrative Agent may reasonably request in connection therewith, including, without limitation, certified resolutions and other organizational and customary authorizing documents of such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.
[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER:                    ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

GUARANTOR:                    ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership

By: ARE-QRS Corp., a Maryland corporation,
general partner

By:
Name:
Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

ADMINISTRATIVE AGENT:        CITIBANK, N.A.

                        By:
                        Name:
                        Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

LENDER:                    CITIBANK, N.A.

                        By:
                        Name:
                        Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

LENDER:                    BANK OF AMERICA, N.A.

                        By:
                        Name:
                        Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

LENDER:                    JPMORGAN CHASE BANK, N.A.

                        By:
                        Name:
                        Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

LENDER:                    GOLDMAN SACHS BANK USA

                        By:
                        Name:
                        Title:

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

LENDER:                    ROYAL BANK OF CANADA

                        By:
                        Name:
                        Title:

EXHIBITS

    Form of

    A    Committed Loan Notice
    B    [Reserved]
C    Revolving Note
    D    Compliance Certificate
    E    Assignment and Assumption
    F    Joinder Agreement
    G    Lender Joinder Agreement
    H-1    Bid Request
    H-2    Competitive Bid
    I    U.S. Tax Compliance Certificates

AMERICAS/2016278267.10ARE
CREDIT AGREEMENT (2020)

    EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

    Date: ____________ _____

To:    Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

    Reference is made to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) from time to time party thereto, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The Borrower hereby requests (select one):

     A Borrowing of Committed Loans     A conversion or continuation of
             Committed Loans

1.    On _________________________________ (a Business Day).

2.    In the principal amount of $_____________.

3.    Type of Committed Loan requested to be borrowed or to which existing Committed Loans are to be continued or converted:

            Base Rate Loan

            LIBOR Floating Rate Loan

            Eurocurrency Rate Loans: with an Interest Period of ____ month(s)4.

    4.    Currency: ____________.

4 7 days, one, two, three or six months, or such other period that is twelve months or less requested by the Borrower and consented to by all applicable Lenders.
Exh. A

[5.    Alternative Currency Fronting Lenders (other than Citibank): _______________________________]5

[In accordance with the requirements of Section 4.02 of the Agreement, the Borrower hereby reaffirms the representations and warranties set forth in the Agreement [(other than the representations and warranties set forth in Section 5.05(c) and Section 5.20 of the Agreement)]6 and in the other Loan Documents as provided in clause (a) of such Section and confirms that no Default or Event of Default exists or will result from the Committed Borrowing requested herein or the application of the proceeds thereof.

The Committed Borrowing requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.]7

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:    _____________________________
            Name:
            Title:

5 Include if there is an Alternative Currency Participating Lender with respect to the requested currency and the aggregate principal Dollar Equivalent amount of the requested Committed Loans (when aggregated with any other Revolving Loans denominated in Alternative Currencies advanced by Citibank in its capacity as an Alternative Currency Fronting Lender) exceeds Citibank’s Fronting Commitment.
6 Do not include for a Committed Borrowing requested to occur on the Closing Date.
7 Include only in the case of a notice of Committed Borrowing (and not for any conversion or continuation).
Exh. A

    EXHIBIT B

[RESERVED]

Exh. B

    EXHIBIT C

FORM OF REVOLVING NOTE

    ________________

    FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _______________________ (or its registered assigns) (the “Revolving Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Loan from time to time made by the Revolving Lender to the Borrower under that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) from time to time party thereto, the lenders (including the Revolving Lender) from time to time party thereto, each L/C Issuer from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan made by the Revolving Lender from the date of such Revolving Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Lender in the applicable currency in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand in accordance with the terms of the Agreement, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable, all as provided in the Agreement. Revolving Loans made by the Revolving Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Lender in the ordinary course of business. The Revolving Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount, currency and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

[signature page follows]
Exh. C

THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
Name:
Title:

LOANS AND PAYMENTS WITH RESPECT THERETO
Exh. C

Date	Type of Loan Made	Currency	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________
______	_______	_______	______	__________	_________	_________	________

Exh. C

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders [8]

    Financial Statement Date: _______________________

To:    Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto, and Citibank, N.A., as Administrative Agent.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ______________________________ of the Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on behalf of the Borrower, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.    The Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of Borrower ended as of the above Financial Statement Date, together with the report and opinion of an independent certified public accountant required by such Section.

[Use following paragraphs for fiscal quarter-end financial statements]

1.    The Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of Borrower ended as of the above Financial Statement Date. Such financial statements fairly present in all material respects the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with GAAP (other than footnote disclosures), consistently applied, as at such date and for such period, subject only to normal year-end accruals and audit adjustments.

2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the transactions of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.
8     If this is not checked, this certificate will only be posted to Private side Lenders.
Exh. D

3.    The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the Financial Statement Date.

4.    As of the date hereof, the Debt Rating (if any) is ________.

5.    A review of the activities of the Credit Parties during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Credit Parties performed and observed all of their respective Obligations under the Loan Documents, and

[select one:]

[to the knowledge of the undersigned during such fiscal period, no Default or Event of Default exists.]

--or—

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

    [6.    The Sustainability Metric Percentage for such fiscal year [has] [has not] been satisfied and the supporting calculations set forth on Schedule 2 attached hereto are true and accurate as of the date hereof.]9

[signature page follows]
IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of         ,         .
9 Include bracketed language only for annual Compliance Certificate.
Exh. D

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:    _____________________________
            Name:
            Title:

Exh. D

For the Quarter/Year ended              (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.        Section 7.09(a) — Fixed Charge Coverage Ratio.

A.    Adjusted EBITDA for the four fiscal quarter period ended on
Statement Date:    $__________

B.    Debt Service of the Borrower and its Subsidiaries for the four fiscal
quarter period ended on Statement Date:    $__________

C.    Preferred Distributions (other than redemptions) of the Borrower and its
Subsidiaries during the four fiscal quarter period ended on Statement Date:    $__________

D.    Line I.B. + Line I.C.:     $__________

E.    Fixed Charge Coverage Ratio (Line I.A. ÷ Line I.D.):    ____:1.00

F.    Compliance Ratio:    >1.50:1.00

G.    Covenant Compliance:    Yes __ No __

II.    Section 7.09(b) — Secured Debt Ratio.

A.    Secured Debt of the Borrower and its Subsidiaries at Statement Date:    $__________

B.    Adjusted Tangible Assets at Statement Date:    $_________

C.    Secured Debt to Adjusted Tangible Assets (Line II.A. ÷ Line II.B.):    _________%

D.    Compliance Ratio:    <45.0%
For any four consecutive fiscal quarters, from time to time:     <50.0%

E.    Covenant Compliance:    Yes __ No __

III.    Section 7.09(c) — Leverage Ratio.

A.    Adjusted Total Indebtedness at Statement Date:    $__________

B.    Adjusted Tangible Assets at Statement Date:    $__________

Exh. D

C.    Excluded Indebtedness deducted in connection with the determination of
Adjusted Total Indebtedness at Statement Date:    $__________

D.    Line III.B. - Line III.C.:    $_________

E.    Line III.A. ÷ Line III.D.:    ________%

F.    Compliance Ratio:    <60.0%
For any four consecutive fiscal quarters, from time to time:     <65.0%

G.    Covenant Compliance:    Yes __ No __

IV.    Section 7.09(d) — Unsecured Interest Coverage Ratio.

A.    aggregate Adjusted NOI from the Qualified Asset Pool Properties for the
four fiscal quarter period ending on the Statement Date:    $__________

B.    aggregate Interest Charges for the four fiscal quarter period ended on the Statement Date in respect of the unsecured Indebtedness of the
Borrower and its Subsidiaries (other than (i) Obligor Subsidiary Debt
and (ii) Discharged Indebtedness):    $__________

C.    Line IV.A. ÷ Line IV.B.:    ______:1.00

D.    Compliance Ratio:    >1.75:1.00

E.    Covenant Compliance:    Yes __ No __

V.    Section 7.04 — Restricted Payments.

A.    Restricted Payments by Borrower for the four fiscal quarter period ended on
the Statement Date:    $__________

B.    Funds From Operations of Borrower and its Subsidiaries
for the four fiscal quarter period ending on the Statement Date:    $__________

C.    (Line V.A. ÷ Line V.B.):    _________%

D.    Compliance Percentage:    <95%

E.    Covenant Compliance:    Yes __ No __
Compliance based on Line V.D. percentage
Compliance based on REIT Status and to avoid payment of federal or state income or excise tax

Exh. D

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]10 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]11 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]12 hereunder are several and not joint.]13 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amounts and equal to the percentage interest[s] identified below of the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.    Assignor[s]:                         [and [is] [is not] a Defaulting Lender]
2.    Assignee[s]:                         [and is an Affiliate/Approved Fund
    of [identify Lender]]

3.    Borrower: Alexandria Real Estate Equities, Inc., a Maryland corporation

4.    Administrative Agent: Citibank, N.A., as the administrative agent under the Credit Agreement

10 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
11 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
12 Select as appropriate.
13 Include bracketed language if there are either multiple Assignors or multiple Assignees.
Exh. E

5.    Credit Agreement: Credit Agreement, dated as of October 6, 2020, among Alexandria Real Estate Equities, Inc., as Borrower, Alexandria Real Estate Equities, L.P., as a Guarantor, the other Guarantors (if any) party thereto, the Lenders from time to time party thereto, each L/C Issuer from time to time party thereto and Citibank, N.A., as Administrative Agent.

6.Assigned Interest[s]:

Assignor[s]	Assignee[s]	Aggregate Amount of Commitment/Loans for all Lenders[14]	Amount of Commitment/Loans Assigned[15]	Percentage Assigned of Commitment/Loans
		$	$	%
		$	$	%
		$	$	%

[7.    Trade Date:                ]

Effective Date: _____________, 20_ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

    By:
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

    By:
Name:
Title:

14 Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
15 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
Exh. E

Consented to, if applicable, and Accepted:

CITIBANK, N.A.,
as Administrative Agent

By:
        Name:
Title:

CITIBANK, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

BANK OF AMERICA, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

JPMORGAN CHASE BANK, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

GOLDMAN SACHS BANK USA,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

ROYAL BANK OF CANADA,
as an L/C Issuer and an Alternative Currency
Fronting Lender
Exh. E

By:
        Name:
        Title:

Consented to, if applicable:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
        Name:
        Title:

Exh. E

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a
Exh. E

manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

4. Alternative Currency Fundings. The Assignee hereby notifies the Administrative Agent that it [has] [does not have] the ability to make Revolving Loans in an Alternative Currency.

Exh. E

EXHIBIT F
FORM OF JOINDER AGREEMENT

    THIS JOINDER AGREEMENT (this “Agreement”), dated as of [date], is by and between _______________, a _______________ [corporation], a Domestic Subsidiary that is a Wholly-Owned Subsidiary (the “Subsidiary”), the Borrower (as hereinafter defined) and the Administrative Agent (as hereinafter defined) pursuant to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), the other guarantors (if any) party thereto (collectively, with Operating Partnership, the “Guarantors” and each individually, a “Guarantor”), each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein are defined in the Credit Agreement.

    The Borrower has requested, pursuant to Section 11.08 of the Credit Agreement, that the Subsidiary become a Guarantor. Accordingly, the Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

    1.    The Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary will be deemed to be a party to the Credit Agreement and a “Guarantor” for all purposes of the Credit Agreement, and shall have all of the obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary hereby jointly and severally together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Article XI of the Credit Agreement, the prompt payment and performance of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.

    2.    The Subsidiary acknowledges and confirms that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto.

    3.    The Borrower, on behalf of the Credit Parties, confirms that all of the Obligations under the Credit Agreement are, and upon the Subsidiary becoming a Guarantor shall continue to be, in full force and effect.

    4.    The Borrower and the Subsidiary agree that at any time and from time to time, upon the written request of the Administrative Agent, each of the Borrower and the Subsidiary will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effectuate the purposes of this Agreement.

    5.    This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. pdf by e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

    6.    This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

    IN WITNESS WHEREOF, each of the Subsidiary and the Borrower has caused this Joinder Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.
Exh. F

    [                        ]

    By:
        Name:
        Title:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
        Name:
    Title:

Consented to:

CITIBANK, N.A.,
as Administrative Agent for itself and the other Lenders

By:
    Name:
    Title:

Exh. F

EXHIBIT G

FORM OF LENDER JOINDER AGREEMENT

This LENDER JOINDER AGREEMENT (this “Agreement”), dated as of ___________ __, _____ is entered into by and among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), ____________________________________ (the “Additional Lender”) and the Administrative Agent (as hereinafter defined) pursuant to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among the Borrower, Alexandria Real Estate Equities, L.P., a Delaware limited partnership (“Operating Partnership”), the other guarantors (if any) party thereto (collectively, with Operating Partnership, the “Guarantors”), each lender from time to time party thereto (the “Existing Lenders” and together with the Additional Lender, individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined herein are defined in the Credit Agreement.

The Additional Lender desires to become a Lender pursuant to the terms of the Credit Agreement.

Accordingly, the Additional Lender hereby agrees as follows with the Administrative Agent and the Borrower:

The Additional Lender hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Lender will be deemed to be a party to the Credit Agreement and a “Lender” for all purposes of the Credit Agreement and the other Loan Documents, and shall have all of the rights and obligations of a Lender thereunder as fully as if it has executed the Credit Agreement and the other Loan Documents. The Additional Lender hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement and in the other Loan Documents which are binding upon the Lenders, including, without limitation all of the authorizations of the Lenders set forth in Article IX of the Credit Agreement, as supplemented from time to time in accordance with the terms thereof, and the reimbursement obligations of the Lenders set forth in Section 10.04(c) of the Credit Agreement.

The Administrative Agent confirms that all of the obligations of the Existing Lenders under the Credit Agreement are, and upon the Additional Lender becoming a Lender shall continue to be, in full force and effect. The Administrative Agent further confirms that immediately upon execution of this Agreement by the parties hereto, that the Additional Lender shall become a Lender under the Credit Agreement.

The Additional Lender agrees (i) that, concurrently herewith, it will execute and deliver to the Administrative Agent the Administrative Questionnaire attached hereto as Schedule 1, and (ii) that, at any time and from time to time, upon the written request of the Administrative Agent, it will execute and deliver such further documents and do such further acts and things as the Administrative Agent may reasonably request in order to effect the purposes of this Agreement.

The Additional Lender’s new interest shall be:

Credit Facility	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans for Additional Lender	Additional Lender’s Percentage of Aggregate Amount of Commitment/Loans
	$	$	%

Exh. G

The Additional Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement and, to the extent of its Applicable Percentage of the Commitments/Loans, shall have the rights and obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement on the basis of which it has made such analysis and decision, and (iv) attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including Section 3.01 thereof), duly completed and executed by the Additional Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

[The Additional Lender hereby notifies the Administrative Agent that it [has] [does not have] the ability to make Revolving Loans in an Alternative Currency.]16

This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), which when taken together shall constitute one contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. pdf by e-mail) shall be effective as delivery of a manually executed counterpart of this Agreement.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York.

[Remainder of Page Intentionally Left Blank]

16 Include in the case of a Lender Joinder Agreement delivered pursuant to Section 2.15(a) of the Credit Agreement.
Exh. G

IN WITNESS WHEREOF, the Administrative Agent, the Borrower and the Additional Lender have caused this Agreement to be duly executed by their authorized officer, as of the day and year first above written.

    [        ]

    By:
        Name:
        Title:

CITIBANK, N.A.,
as Administrative Agent for itself and the other Existing Lenders

    By:
        Name:
        Title:

ALEXANDRIA REAL ESTATE EQUITIES, INC.,
a Maryland corporation

By:
        Name:
    Title:

Exh. G

[Consented to:

CITIBANK, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
    Name:
    Title:

BANK OF AMERICA, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
    Name:
    Title:

JPMORGAN CHASE BANK, N.A.,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

GOLDMAN SACHS BANK USA,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:

ROYAL BANK OF CANADA,
as an L/C Issuer and an Alternative Currency
Fronting Lender

By:
        Name:
        Title:]17

17 Include in the case of a Lender Joinder Agreement delivered pursuant to Section 2.15(a) of the Credit Agreement.
Exh. G

Exh. G

SCHEDULE 1

ADMINISTRATIVE QUESTIONNAIRE

Exh. G

EXHIBIT H-1

FORM OF BID REQUEST

To:    Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

The Revolving Lenders are invited to make Bid Loans:

1.    On      (a Business Day).

2.    In an aggregate amount not exceeding $     (with any sublimits set forth below).

3.    Comprised of (select one):

Bid Loans based on an Absolute Rate		Bid Loans based on Eurocurrency Rate

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	_______days/mos	$
2	_______days/mos	$
3	_______days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.04A(a) of the Credit Agreement.

The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit H-2 to the Credit Agreement and must be received by the Administrative Agent by the time specified in Section 2.04A(c)(ii) of the Credit Agreement for submitting Competitive Bids.

Alexandria Real Estate Equities, Inc.,
a Maryland corporation
By:

Name:
Title:
Exh. H-1

EXHIBIT H-2

FORM OF COMPETITIVE BID

_____________, ____

To:    Citibank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings provided in the Credit Agreement.

In response to the Bid Request dated                 ,     , the undersigned offers to make the following Bid Loan(s):

1.    Borrowing date:                 (a Business Day).

2.    In an aggregate amount not exceeding $            (with any sublimits set forth below).

3.    Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurocurrency Margin Bid[18]
1	_______days/mos	$	(- +) _______%
2	_______days/mos	$	(- +) _______%
3	_______days/mos	$	(- +) _______%

Contact Person:              Telephone:

[LENDER]

By:
Name:
Title:

******************************************************************************
THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

* Expressed in multiples of 1/100th of a basis point.
Exh. H-2

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation

By:
Name:
Title:
Date:

Exh. H-2

EXHIBIT I-1

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders and Foreign L/C Issuers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER OR L/C ISSUER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exh. I-1

EXHIBIT I-2

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exh. I-2

EXHIBIT I-3

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20[ ]

Exh. I-3

EXHIBIT I-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders and Foreign L/C Issuers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of October 6, 2020 (as amended, restated, amended and restated, supplemented, extended or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexandria Real Estate Equities, Inc., a Maryland corporation (the “Borrower”), Alexandria Real Estate Equities, L.P., a Delaware limited partnership, as a guarantor, the other guarantors (if any) party thereto, each lender from time to time party thereto (individually, a “Lender” and collectively, the “Lenders”), each L/C Issuer from time to time party thereto, and Citibank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER OR L/C ISSUER]
By: _______________________
Name: ________________________
Title: ________________________

Date: ________ __, 20[ ]

Exh. I-4